Exhibit 10.1

W.P. Carey Inc.

€150,000,000 3.41% Senior Notes, Series A, due September 28, 2029

€200,000,000 3.70% Senior Notes, Series B, due September 28, 2032

Note Purchase Agreement

Dated August 31, 2022

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Section 22.3	Severability	46
Section 22.4	Construction, Etc.	46
Section 22.5	Counterparts; Electronic Contracting	47
Section 22.6	Governing Law	47
Section 22.7	Jurisdiction and Process; Waiver of Jury Trial	47

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Schedule A	—	Defined Terms
Schedule 1-A	—	Form of 3.41% Senior Note, Series A, due September 28, 2029
Schedule 1-B	—	Form of 3.70% Senior Note, Series B, due September 28, 2032
Schedule 4.4(a)	—	Form of Opinion of Special Counsel for the Company
Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness
Schedule 8.6	—	Initial Swap Agreement Descriptions
Purchaser Schedule	—	Information Relating to Purchasers

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W.P. Carey Inc.

One Manhattan West

395 9th Avenue, 58th Floor

New York New York

€150,000,000 3.41% Senior Notes, Series A, due September 28, 2029

€200,000,000 3.70% Senior Notes, Series B, due September 28, 2032

August 31, 2022

To Each of the Purchasers Listed in
          the Purchaser Schedule Hereto:

Ladies and Gentlemen:

W.P. Carey Inc., a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.          Authorization of Notes.

The Company will authorize the issue and sale of €350,000,000 aggregate principal amount of its senior notes, consisting of (a) €150,000,000 aggregate principal amount of its 3.41% Senior Notes, Series A, due September 28, 2029 (the “Series A Notes”) and (b) €200,000,000 aggregate principal amount of its 3.70% Senior Notes, Series B, due September 28, 2032 (the “Series B Notes”, together with the Series A Notes, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1-A and Schedule 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. The Series A Notes and the Series B Notes are each herein sometimes referred to as Notes of a “series.”

Section 2.          Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.          Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 3100, Chicago, Illinois, 60601, at 8:00 a.m., Chicago time, at a closing (the “Closing”) on September 28, 2022 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least €100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 119-760700 at JPMorgan Chase Bank, N.A., ABA No. 021000021 in New York, NY 10017 (Bank Contact Name: Alexandria Wile, and phone number (216) 374-4739). If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.          Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1          Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

Section 4.2          Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3          Compliance Certificates.

(a)            Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)            Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4          Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from DLA Piper LLP (US), counsel for the Company, covering the matters set forth in Schedule 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Greenberg Traurig, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5          Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6          Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7          Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8          Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of Notes.

Section 4.9          Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10          Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five Business Days prior to the date of the Closing and (iv) the name, telephone number and e-mail address of a Responsible Officer of the Company responsible for verifying receipt of the funds. Each Purchaser has the right, but not the obligation, upon written notice (which may be e-mail) to the Company, to elect to deliver a micro deposit (less than €51.00) to the account identified in the written instructions no later than 2 Business Days prior to the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes. If requested by one or more Purchasers, an identifiable Responsible Officer of the Company shall confirm the written instructions by one live videoconference made available to the Purchasers no later than 2 Business Days prior to the Closing.

Section 4.11          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.          Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1          Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2          Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3          Disclosure. The Company, through its agents, Barclays Capital Inc. and J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated August 2022 (the “Presentation”), relating to the transactions contemplated hereby. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to August 18, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2021, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4          Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date set forth in such schedule of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and senior officers.

(b)            All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries as of the date set forth in such schedule have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)            Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact other than as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)            No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5          Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6          Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7          Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8          Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9          Taxes. The Company and its Subsidiaries have filed all federal, state and material local tax returns that are required to have been filed in any jurisdiction, and have paid all federal, state and other material taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are maintained in accordance with GAAP. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

Section 5.10          Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11          Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others;

(b)            to the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c)            to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries;

in each of the foregoing cases, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 5.12          Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(b)            The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in an amount which would reasonably be expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities in an amount which would reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)            The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan, in each case, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(d)            The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)            The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)            All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13          Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14          Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing Indebtedness and to fund potential acquisitions, developments and investment opportunities, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15          Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2022 the outstanding principal amount of which exceeds $5,000,000 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)            Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)            Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16          Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)            Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)            No part of the proceeds from the sale of the Notes hereunder:

(i)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)            will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)            will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)            The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17          Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18          Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)            Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)            Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)            Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)            All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19          REIT Status. The Company is qualified as a REIT.

Section 6.          Representations of the Purchasers.

Section 6.1          Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2          Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)            the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)            the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)            the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)            the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)            the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)            the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3          Accredited Investor Each Purchaser severally represents that it is a Qualified Institutional Buyer or an “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

Section 7.          Information as to Company

Section 7.1          Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)            Quarterly Statements — within 45 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)            consolidated statements of income or operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)            Annual Statements — within 90 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)            consolidated statements of income or operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)            SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)            Notice of Default or Event of Default — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)            Employee Benefits Matters — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)            the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)            any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)            receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)            Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)            Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and

(h)            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2          Officer’s Certificate. Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)            Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.6 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)            Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)           Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3     Visitation.   The Company shall permit the representatives of each Purchaser and holder of a Note that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4       Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)           such financial statements satisfying the requirements of Section 7.1(a) or (b) and/or the related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)           the Company shall have filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and/or the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at https://www.wpcarey.com as of the date of this Agreement;

(c)           such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and/or the related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and/or any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser or holder holder of Notes has free access; or

(d)           the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and/or shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser or holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive copies of such forms, financial statements, other information and Officer’s Certificates by e-mail, the Company will promptly e-mail them to such Purchaser or holder.

Section 8.          Payment and Prepayment of the Notes.

Section 8.1          Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2          Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Payment of any Swap Breakage Amount with respect to any Swapped Note shall be paid in accordance with Section 8.8. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3          Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4          Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5          Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6          Make-Whole Amount.

(a)           Make-Whole Amount with respect to Non-Swapped Notes.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Non-Swapped Notes shall be made in Euros. For the purposes of determining the Make-Whole Amount with respect of any Non-Swapped Note, the following terms have the following meanings:

“Called Principal” means the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of such Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Non-Swapped Note” means any Note other than a Swapped Note.

“Recognized German Bund Market Makers” means internationally recognized dealers of German Bund selected by the Company and reasonably acceptable to the holders of more than 50% in principal amount of the Non-Swapped Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Reinvestment Yield” means, with respect to the Called Principal of such Non-Swapped Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” (or such other display as may replace Page PXGE) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run Germany Bund (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such German Bund Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting German Bund quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run German Bund with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Non-Swapped Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of such Non-Swapped Note, the average of the yields of such German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date as reported by two Recognized German Bund Market Makers. If there are no such German Bund having a maturity equal to such Remaining Average Life, such implied yield will be determined by interpolating linearly between (1) the applicable German Bund with the maturity closest to and greater than such Remaining Average Life, such implied yield will be determined by interpolating linearly between (1) the applicable German Bund with the maturity closest to and greater than such Remaining Average Life and (2) the applicable German Bund with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)           Make-Whole Amount with respect to Swapped Notes.

“Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may in no event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement (which does not qualify as a Replacement Swap Agreement) pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note. Any holder of a Swapped Note that enters into or terminates a New Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) an updated Schedule 8.6 describing the confirmation or termination related thereto or (ii) a copy of the confirmation or termination related thereto.

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm's length basis by the original Purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the Purchaser of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on (i) Schedule 8.6 hereto or (ii) in a notice provided by such Purchaser to the Company prior to Closing, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm's length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled partial prepayment or a partial repayment or purchase of such Swapped Note prior to its scheduled maturity or an acceleration and rescission thereof of such Swapped Note as provided in Section 12.3. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company (i) an updated Schedule 8.6 describing the confirmation, assumption or termination related thereto or (ii) a copy of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the date of the Closing is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” for so long as the related Swap Agreement ceases to be in force in respect thereof; provided that if there is any Note that is a Swapped Note outstanding as of the date on which either the Company has provided notice of prepayment or offer of prepayment of such Note pursuant to Section 8 or such Note has become or is declared to be immediately due and payable pursuant to Section 12.1, then such Note shall be deemed to be a Swapped Note until payment in full of the principal, interest and Make-Whole Amount (if any) and Swap Breakage Amount due with respect to such Note.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date, provided that if such Swap Agreement is not an Original Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Original Swap Agreement to which such holder was a party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled payment date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10.00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Swapped Note Remaining Average Life and (2) closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of the (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years obtained by dividing (i) such Swapped Note Called Notional Amount into (ii) the sum of the products obtained by multiplying (a) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payment.

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that (i) if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2 or Section 12.1 and (ii) if the Swap Agreement with respect to such Swapped Note is not an Original Swap Agreement, then the interest on such Swapped Note Called Notional Amount shall not exceed the amount in Dollars that would have been due with respect to such Swapped Note under the terms of the Original Swap Agreement.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7          Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8          Swap Breakage.

(a)           If any Swapped Note is prepaid or purchased pursuant to Section 8.2, 8.5 or 8.9 or has become or is declared to be immediately due and payable pursuant to Section 12.1 (each a “Swap Unwind Event”), then upon any such Swap Unwind Event (i) any resulting Swap Breakage Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars no later than five Business Days after the date such holder has delivered the Swap Breakage Amount Notice with respect to such Swap Unwind Event and (ii) any resulting Swap Breakage Gain in connection therewith shall be forwarded to the Company by the holder of such Swapped Note in Dollars no later than five Business Days after the date such holder shall have received payment in full of the principal, interest and Make-Whole Amount (if any) due hereunder with respect to such Swap Unwind Event, in each case unless alternative arrangements are otherwise agreed between the Company and the holder of a Swapped Note. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in Dollars in connection with any Swap Unwind Event, and such calculations shall (unless alternative arrangements are otherwise agreed between the Company and the holder of a Swapped Note) promptly, but no longer than two Business Days following such Swap Unwind Event, be reported to the Company in writing and in reasonable detail (the “Swap Breakage Amount Notice”) and shall be binding on the Company absent demonstrable error.

(b)           As used in this Section 8.8, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, the amount that is received (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Gain”) or paid (in which case the Swap Breakage Amount shall be referred to as the “Swap Breakage Loss”) by the holder of such Swapped Note in connection with a termination or amendment of its Swap Agreement resulting from a Swap Unwind Event, where:

(i)           such Swap Breakage Amount shall be the actual amounts received or paid by the holder of such Swapped Note, calculated upon the inclusion of an accelerated exchange and payment of principal amounts and associated accrued and unpaid interest, whereby in connection with and incorporated into the termination or amendment of the Swap Agreement and determination of the Swap Breakage Amount, all remaining associated principal payments otherwise scheduled through the natural duration of the Swap Agreement and associated accrued and unpaid interest shall be accelerated and made (in their respective applicable currencies) at the time of the settlement of such termination or amendment (or, in the case of a Swap Unwind Event resulting from a Swapped Note becoming or being declared to be immediately due and payable pursuant to Section 12.1, such Swap Breakage Amount that would be received or paid by the holder of such Swapped Note as if the Swap Agreement had been terminated or amended and such remaining associated principal payments and associated accrued and unpaid interest had been accelerated and made at the time of the settlement of such termination); and

(ii)          the holder of such Swapped Note shall determine such Swap Breakage Amount in good faith and in a commercially reasonable manner in accordance with customary practices for calculating such amounts under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”) pursuant to which such holder entered into such Swap Agreement and assuming for the purpose of such calculation that there are no transactions outstanding under such ISDA Master Agreement other than such Swap Agreement, provided, however, that if such holder (or its predecessor-in-interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the Swap Breakage Amount that would have been received or paid by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and (y) the Swap Breakage Amount actually received or paid by the holder of such Swapped Note under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.

Section 8.9          Change of Control Prepayment Offer.

(a) Promptly upon becoming aware that a Change of Control has occurred (and in any event not later than 10 Business Days thereafter), the Company shall give written notice (the “Change of Control Notice”) of such fact to each holder of the Notes. The Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.9 and the rights of the holders hereunder and (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder at 100% of the principal amount of such Notes at par (without any make-whole, premium, penalty or Make- Whole Amount), together with interest accrued thereon to the prepayment date selected by the Company, which prepayment shall be on a date specified in the Change of Control Notice, which date shall be a Business Day not less than 30 nor more than 90 days after such Change of Control Notice is given should any agreement to the contrary not be reached among the Company and each of the holders of the Notes.

(b) A holder of Notes may accept the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance to be delivered to the Company not more than 15 days after the date of the written offer notice referred to in subsection (a) of this Section 8.9. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.9 shall be deemed to constitute a rejection of such offer by such holder.

(c) On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of Notes which has accepted such prepayment offer, together with interest accrued thereon to the prepayment date (but without any make-whole, premium, penalty or Make-Whole Amount), shall become due and payable. Payment of any Swap Breakage Amount with respect to any Swapped Note shall be paid in accordance with Section 8.8.

(d) For purposes of this Section 8.9, “Change of Control” means an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(ii) any change of control (howsoever expressed) occurs as provided from time to time under the Credit Agreement.

Section 9.          Affirmative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1          Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2          Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3          Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4          Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5          Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6          Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7          Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise (other than an Excluded Subsidiary), for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i)           enter into an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii)          deliver the following to each holder of a Note:

(A)           an executed counterpart of such Subsidiary Guaranty;

(B)           a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C)           all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D)           if requested by the Required Holders, an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b)           At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8          Distributions in the Ordinary Course. The Company will, and will cause each of its Subsidiaries to, continue to follow its ordinary course of business practice of causing all of its Subsidiaries to make transfers of net cash and cash equivalents upstream to the Company and not make net transfers of cash and cash equivalents downstream from the Company to its Subsidiaries, except in the ordinary course of business consistent with past practice and otherwise subject to the terms of this Agreement.

Section 9.9          Company Status. (a) The Company will at all times (i) except as the result of a disposition otherwise permitted under this Agreement, retain Control of all Subsidiary Guarantors, and (ii) continue to be organized and operated in a manner that will allow it to qualify for REIT Status.

Section 9.10        Compliance with Terms of Leaseholds. The Company will, and will cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all material leases of Real Property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in any case, where (a) the Company or such Subsidiary determines in its reasonable business judgment that it will allow such lease to lapse or be terminated, or (b) the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 9.11        Material Contracts. The Company will, and will cause each of its Subsidiaries to, perform and observe all the terms and provisions of each material contract to be performed or observed by it, maintain each such material contract in full force and effect, enforce each such material contract in accordance with its terms, except, in any case, where (a) the Company or a Subsidiary thereof determines in its reasonable business judgment that it will agree to a work out, deliver a deed-in-lieu or allow such material contract to expire or that it will not enforce such material contract, or (b) where the failure to do so, either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 10.          Negative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1        Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate. Nothing contained in this Section 10.1 shall prohibit (a) increases in compensation and benefits for officers and employees of the Company or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Company or such Subsidiary, provided that no Default or Event of Default has occurred and is continuing or would result; (b) payment of customary partners’ indemnities; (c) performance of any obligations arising under this Agreement, Notes and any Subsidiary Guaranty; (d) transactions between or among the Company and its Subsidiaries and (e) any Restricted Payment permitted by Section 10.7.

Section 10.2        Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)           in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b)           in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of this Agreement and would not be in violation of any term or provision of this Agreement before and after giving effect to such transaction;

(c)            each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)            immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3      Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Presentation.

Section 10.4      Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5      Liens. The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 9.4(i);

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure the performance of bids, purchases, contracts (other than for the payment of borrowed money) and surety, appeal and performance bonds;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any direct or indirect owner of the affected property;

(f) statutory and common law landlord Liens;

(g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(j);

(h) Liens consisting of an agreement to dispose of any property in a disposition permitted by this Agreement; provided that such Liens encumber only the applicable assets pending consummation of the disposition;

(i)(i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any direct or indirect owner of the property subject to such terms;

(j)(i) statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages and (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and covering only the items being collected upon;

(k) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Domestic Subsidiaries;

(l) Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Company and its Subsidiaries; and

(m) other Liens securing Indebtedness of the Company or any Subsidiary not otherwise permitted by clauses (a) through (l), provided that such Indebtedness secured thereby is permitted by Section 10.6, provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.5(m) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.6      Financial Covenants. The Company shall not:

(a) Maximum Leverage. Permit, as of the last day of each calendar quarter, the Leverage Ratio to exceed 60% (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 65%); provided that in no event may the Leverage Ratio exceed 60% for more than four consecutive fiscal quarters in any five fiscal quarter period.

(b) Maximum Secured Debt. Permit, as of the last day of each calendar quarter Total Secured Outstanding Indebtedness to exceed 40% of Total Value (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 45% of Total Value); provided that in no event may such ratio exceed 40% for more than four consecutive fiscal quarters in any five fiscal quarter period.

(c) Minimum Fixed Charge Coverage Ratio. Permit, as of the last day of each calendar quarter, the ratio of (i) Adjusted Total EBITDA for such calendar quarter to (ii) Fixed Charges for the same calendar quarter to be less than 1.50 to 1.00 for each calendar quarter.

(d) Unsecured Debt to Unencumbered Asset Value. Permit, as of the last day of each calendar quarter, Total Unsecured Outstanding Indebtedness to exceed 60% of Unencumbered Asset Value (or, as of the last day of the four consecutive calendar quarters following the Company’s acquisition, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $500,000,000, 65% of Unencumbered Asset Value); provided that in no event may such ratio exceed 60% for more than four consecutive fiscal quarters in any five fiscal quarter period.

Section 10.7      Restricted Payments. The Company will not and will not permit any of its Subsidiaries to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a) each Subsidiary of the Company may make Restricted Payments pro rata to the holders of its Equity Interests; and

(b) the Company may make Restricted Payments in an aggregate amount in any fiscal year not to exceed (i) the amount of Restricted Payments required to be paid by the Company (in the Company’s reasonable judgment) in order for the Company to (x) maintain its REIT Status and (y) avoid the payment of federal or state income or excise tax plus (ii) additional Restricted Payments, so long as no Default or Event of Default arising under Sections 11(a), 11(b) or 11(c) (with respect to any of the covenants contained in Section 10.6) exists, both before and after giving effect to any such Restricted Payment on a pro forma basis; provided, that notwithstanding the foregoing, no Restricted Payments will be permitted following acceleration of the Notes or during the existence of an Event of Default arising under Sections 11(g), 11(h) or 11(i).

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 11.      Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)            the Company defaults in the payment of any principal, Make-Whole Amount, if any, on any Note, or any Swap Breakage Loss payable on any Swapped Note, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)            the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)            the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d)            the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)            (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)            (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)            the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)            a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)            any event occurs with respect to the Company or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)            one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(k)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)            any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

Section 12.        Remedies on Default, Etc.

Section 12.1      Acceleration. (a)  If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)            If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)            If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate), (y) the Make-Whole Amount determined in respect of such principal amount and (z) any Swap Breakage Loss determined in respect of such principal amount for any Swapped Notes, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount and the Swap Breakage Loss, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and Swap Breakage Loss, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, Swap Breakage Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.        Registration; Exchange; Substitution of Notes.

Section 13.1      Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A or Schedule 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3      Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)            in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.        Payments on Notes.

Section 14.1      Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Swap Breakage Loss, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2      Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Swap Breakage Loss, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3      FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.           Expenses, Etc.

Section 15.1     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,500 for each series of Notes. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2      Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3      Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.           Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.           Amendment and Waiver.

Section 17.1      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)            no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)            no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.

Section 17.2      Solicitation of Holders of Notes.

(a)            Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)            Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)            Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3      Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4      Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.            Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail, or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)        if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)       if to the Company, to the Company at its address set forth at the beginning hereof to the attention of:

c/o W.P. Carey Inc.

One Manhattan West

395 9th Avenue, 58th Floor

New York, NY 10001

Attention: ToniAnn Sanzone, Chief Financial Officer

Telephone: (212) 492-1100

Telecopier: (212) 492-8922

Email: tsanzone@wpcarey.com

with a copy to:

c/o W.P. Carey Inc.

One Manhattan West

395 9th Avenue, 58th Floor

New York, NY 10001

Attention: Sapna Sanagavarapu, Esq., Chief Legal Officer

Email: ssanagavarapu@wpcarey.com

or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.           Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.           Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.           Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.           Miscellaneous.

Section 22.1      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2      Accounting Terms. (a)      All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)            If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the Company and the holders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 22.3      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5      Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

The parties agree to electronic contracting and signatures with respect to this Agreement and, other than the Notes, the other documents required to be delivered hereunder (collectively, the “Note Documents”). Delivery of an electronic signature to, or a signed copy of, the Note Documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the manually signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Note Document, the Company hereby agrees to deliver, or cause to be delivered, such manually signed counterpart signatures to such Purchaser no later than 15 Business Days of such request or such longer period as the requesting Purchaser and the Company may otherwise agree. For the avoidance of doubt, the Company acknowledges and agrees that manually signed counterpart signatures to the Notes are required to be delivered at the Closing.

Section 22.6      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7     Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)            The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)            Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)            The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

W.P. Carey Inc.

By	/s/ ToniAnn Sanzone

Name: ToniAnn Sanzone
Title: Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

Legal and General Assurance Society Limited
By: Legal & General Investment Management America, Inc., its Investment Manager

By:	/s/ Edward Wood

Name:	Edward Wood
Title:	Head of Private Credit Investment, North America

This Agreement is hereby accepted and agreed to as of the date hereof.

Manulife Securities Limited Partnership

By:	/s/ Navin Dookhie

Name: Navin Dookhie
Title: Managing Director

Manulife (International) Limited

By:	/s/ Elston Shum

Name:	Elston Shum
Title:	Managing Director, Portfolio Management, Asia, General Account Investments

Manulife Life Insurance Company

By:	/s/ Kensuke Muraki

Name:	Kensuke Muraki
Title:	Senior Portfolio Manager, Investments

Manulife (Singapore) Pte. Ltd.

By:	/s/ Mike Tsai

Name:	Mike Tsai
Title:	Director, Manulife General Account Investments (Singapore) Pte. Ltd. As investment manager of Manulife (Singapore) Pte. Ltd.

This Agreement is hereby accepted and agreed to as of the date hereof.

The Northwestern Mutual Life Insurance Company

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Michael H. Leske

Name: Michael H. Leske
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

Pacific Life Insurance Company

By:	/s/ Kevin Liang

Name: Kevin Liang
Title: Senior Director

This Agreement is hereby accepted and agreed to as of the date hereof.

Colonial Life & Accident Insurance Company

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance

Name:	Ben Vance
Title:	Vice President, Senior Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

Transamerica Life Insurance Company
By: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn

Name:	Josh Prieskorn
Title:	Vice President

This Agreement is hereby accepted and agreed to as of the date hereof.

The Guardian Life Insurance Company of America

By:	/s/ Timothy Powell
Name: Timothy Powell
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

Genworth Life Insurance Company

By:	/s/ Wm. Stuart Shepetin

Name:	Wm. Stuart Shepetin
Title:	Investment Officer

Genworth Life and Annuity Insurance Company

By:	/s/ Wm. Stuart Shepetin

Name:	Wm. Stuart Shepetin
Title:	Investment Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

United of Omaha Life Insurance Company

By:	/s/ Lee Martin

Name:	Lee Martin
Title:	Vice President

This Agreement is hereby accepted and agreed to as of the date hereof.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen

Name:	Stan J. Van Aartsen
Title:	Managing Director, Investments

This Agreement is hereby accepted and agreed to as of the date hereof.

Ameritas Life Insurance Corp.
By: Ameritas Investment Partners Inc., as Agent

By:	/s/ Tina Udell

Name:	Tina Udell
Title:	Vice President & Managing Director

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Total EBITDA” means, for any period, an amount equal to, without duplication:

(a) EBITDA of the Company and its Subsidiaries during such period; plus

(b) Joint Venture EBITDA for such period; plus

(c) distributions in cash received by the Company and its Subsidiaries in respect of equity in Managed Programs during such period; plus

(d) distributions in cash received by the Company and its Subsidiaries in respect of common or preferred equity investments.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

Schedule A

(to Note Purchase Agreement)

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6(a) only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed or a day which is not a TARGET Settlement Day, (b) for the purposes of Section 8.7(b) only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, (c) for purposes of any date for payment of Notes, any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed or a day which is not a TARGET Settlement Day and (d) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capitalization Rate” means seven percent (7.00%), as such rate may be adjusted from time to time to match any corresponding adjustment in the capitalization rate in the Credit Agreement, and, if for any reason, no Credit Agreement then exists or such term is no longer used therein, the Capitalization Rate in effect immediately prior to such time, provided that the Capitalization Rate under this Agreement shall in no circumstance be permitted to be less than 6.5%.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash and Cash Equivalents” means unrestricted (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States government (or any other sovereign nation with an equivalent rating by S&P or Moody’s) and backed by the full faith and credit of the United States government or such other nation; and (c) domestic and eurocurrency certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s provided that, in the case of each of clauses (b) and (c), the maturities of such Cash and Cash Equivalents shall not exceed one year.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Treasury Regulations promulgated thereunder.

“Change of Control” is defined in Section 8.9.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Businesses” means the Company and its Subsidiaries, on a consolidated basis (without taking into account any non-wholly owned Person or entity).

“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note supported thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Company required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion and of Nonrecourse Carveouts shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or of Nonrecourse Carveouts shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (a) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Person), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (ii) such other Person holds an Investment Grade Credit Rating from any of Moody’s, S&P or Fitch (for avoidance of doubt, if any of the joint and several parties to a guaranty holds such a rating, such guaranty will be treated the same as if it were fully cash collateralized), and (b) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans or construction costs to the extent the same have not been drawn.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of February 20, 2020, by and among the Company, Bank of America, N.A., as administrative agent, and each of the lenders party thereto, as amended by the First Amendment (LIBOR Transition) dated as of December 1, 2021, as amended by the Second Amendment dated as of April 19, 2022, as further amended, restated, amended and restated, replaced or otherwise modified from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.0% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” or “Domestic Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary or a Wholly-Owned Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, for any Person for any period and without duplication, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), and (vi) adjustments as a result of the straight lining of rents and above and below market rent intangibles, less (b) extraordinary gains (and in the case of the Company and its consolidated Subsidiaries, gains on asset sales not otherwise included in extraordinary gains) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss). For purposes of this definition, nonrecurring items shall be deemed to include, but not be limited to, (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges, (3) transaction costs of acquisitions, dispositions, capital markets offerings, debt financings and amendments thereto not permitted to be capitalized pursuant to GAAP (including, without limitation, any portion of the purchase price payable with respect to an acquisition that is not permitted to be capitalized pursuant to GAAP), (4) impairment losses, and (5) equity based, non-cash compensation.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Ground Lease” means a ground lease that (a) has a minimum remaining term of thirty (30) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord's fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements.

“Eligible Project” means a Project (a) which is free of all title defects, except for Permitted Defects, and material structural defects, and (b) which is free of Hazardous Materials except as would not materially affect the value of such Project.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the single currency of the Participating Member States which have adopted the euro unit as their single currency pursuant to the Treaty of Rome of March 25, 1957, establishing the European Community.

“Event of Default” is defined in Section 11.

“Excluded Subsidiary” means a Subsidiary that is (a) a CFC or FSHCO, (b) a Subsidiary of a CFC or FSHCO, (c) any other Foreign Subsidiary or (d) a Domestic Subsidiary of a Foreign Subsidiary, and in each case does not provide a Guarantee of Indebtedness obligations of a United States Person.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by an officer of the Company acting in good faith and shall be evidenced by an Officer’s Certificate. The Fair Market Value of any readily marketable securities shall be the number of such securities multiplied by the average Market Price per share or per unit of such securities during the five consecutive trading days immediately preceding the date of determination. The “Market Price” of any security on any trading day shall mean, with respect to any security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the National Association of Securities Dealers Automated Quotation/National Market System, or if such security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or similar organization if the National Association of Securities Dealers is no longer reporting such information. With respect to operating partnership units of any REIT, such operating partnership units shall in no event have a value greater than the value of the number of shares of the REIT into which such operating partnership units are then convertible.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charges” means, with respect to any period, the sum of, without duplication (a) Interest Expense for such period plus (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such period by the Company and its Subsidiaries (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness) plus (c) the aggregate of all dividends payable on the Company's or any of its consolidated Subsidiaries' preferred equity interests (if any) plus (d) the Company’s and its Subsidiaries’ allocable share of amounts of the type described in clauses (a) and (b) above in respect of Joint Ventures.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Foreign Subsidiary” means any Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.

“FSHCO” means (a) any Subsidiary all or substantially all of the assets of which consists of Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs or other FSHCOs, and (b) any Subsidiary treated as a disregarded entity for U.S. federal income tax purposes that holds Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs or other FSHCOs.

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)            the government of

(i)             the United States of America or any state or other political subdivision thereof, or

(ii)            any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person in respect of letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) the aggregate net obligations, if any, of such Person under all Swap Contracts, taken as a whole; provided, that if the aggregate net amount of such obligations is less than $0, the amount of such Person’s Indebtedness under this clause (c) shall be $0;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest (i) in such Person or any warrant, right or option to acquire such Equity Interest or (ii) in any other Person or any warrant, right or option to acquire such Equity Interest, in each case valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for any period, an amount equal to, without duplication (a) interest expense (including capitalized interest expense) of the Company and its Subsidiaries during such period, plus (b) the portion of the interest expense of Joint Ventures allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of an interest in a Joint Venture during such period minus (c) extraordinary interest expense related to debt prepayments or defeasance of loans minus (d) amortization of deferred costs associated with new financings or refinancings of existing Indebtedness minus (e) capitalized interest expense related to Real Property under construction minus (f) any fees related to the Credit Agreement.

“Investment Grade Credit Rating” means, with respect to any Person, receipt by such Person of the Company’s senior unsecured non-credit enhanced long-term Indebtedness for borrowed money of BBB- or higher by S&P or Fitch, or Baa3 or higher by Moody’s.

“Joint Venture” means a partnership, limited liability company, joint venture (including a tenancy in common ownership pursuant to a written agreement providing for substantially the same rights and obligations relating to such property that would be in a joint venture agreement), or corporation which is not wholly-owned by the Company (or one of its Subsidiaries).

“Joint Venture EBITDA” means, for any period, EBITDA from a Joint Venture, calculated as revenue allocated to the Company and its Subsidiaries based on such Person’s ownership interest in such Joint Venture, minus 2% of such revenue.

“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

“Leverage Ratio” as of any date means the ratio, expressed as a percentage, of Total Outstanding Indebtedness as of such date to Total Value as of such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.6.

“Managed Programs” means an investment vehicle funded, in whole or in part, with third party capital (including without limitation, a fund, REIT, partnership or BDC), in each case, managed or advised by the Company or a Subsidiary thereof and listed on Schedule 5.4 (as updated to the holders of Notes from time to time by the Company).

“Marketable Securities” means (a) short term marketable securities, issued by any entity (other than the Company or an Affiliate of the Company) organized and existing under the laws of the United States of America, with a long term unsecured indebtedness rating with Moody’s or S&P of Baa2/BBB or better, respectively, and (b) in the case of any Subsidiary of the Company other than a Domestic Subsidiary thereof, local short term marketable securities comparable to those described in clause (a) of this definition.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)           the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)          any other agreement(s) creating or evidencing Recourse Indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Subsidiary” of the Company means, at any date of determination, each Subsidiary or group of Subsidiaries of the Company (a) whose contribution to Total Value at the last day of the most recent fiscal period for which a compliance certificate was delivered pursuant to Section 7.2 was equal to or greater than 5% of Total Value at such date (it being understood that such calculations shall be determined in the aggregate for all Subsidiaries of the Company subject to any of the Events of Default set forth in Sections 11(g), (h) or (i).

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Net Asset Value” means the value of a security determined on a net asset value basis by an officer of the Company in good faith and evidenced by an Officer’s Certificate, which determination shall be based on an appraisal of an independent third-party appraiser regularly engaged in the valuation of securities of the same type as the securities being valued.

“Net Income (Loss)” means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

“Net Operating Income” means, with respect to any Property at any time and without duplication, an amount equal to the difference (if positive) between (a) the aggregate gross revenues from the operation of such Property from tenants paying rent (including proceeds from rent loss insurance) during the then most recently ended fiscal quarter of the Company for which financial statements have been provided to the holders of Notes, and (b) the sum of (i) all expenses and other proper charges incurred by the Company or one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) during such fiscal quarter in connection with the operation of such Property (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP and (ii) a management, advisory or similar fee in an amount equal to the greater of (x) one percent (1.00%) of the net lease rental payments payable in respect of such Property during such fiscal quarter and (y) actual management, advisory or similar fees paid in cash during such fiscal quarter. Notwithstanding the foregoing, the Net Operating Income with respect to any Property that has not at the time of determination been owned by the Company or one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for an entire fiscal quarter shall be deemed to be the Projected Property NOI of such Property.

“Nonrecourse Carveouts” means the personal liability of an obligor under Indebtedness for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental liability, bankruptcy filing or any other circumstances customarily excluded from non-recourse provisions and non-recourse financing of real estate.

“Nonrecourse Indebtedness” of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness (other than Nonrecourse Carveouts); provided, that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days and such Indebtedness shall not be paid or otherwise satisfied within such 30 day period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness for purposes of this Agreement.

“Non-Swapped Note” is defined in Section 8.6(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Defects” means, with respect to any Project:

(a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 9.4;

(c) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any direct or indirect owner of such Project;

(d) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(j);

(e) Liens consisting of an agreement to dispose of any property in a disposition not prohibited by this Agreement; provided that such Liens encumber only the applicable assets pending consummation of the disposition;

(f) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any of the direct or indirect owners of such Project); and

(g) Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Consolidated Businesses.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Presentation” is defined in Section 5.3.

“Project” means any land and the structures thereon, including, without limitation, any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, laboratory facility, hotel, day care center, self-storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), signage, theater, fitness facilities, parking facilities, student housing or residential facilities, any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Consolidated Businesses.

“Projected Property NOI” means, with respect to any Property that has not at the time of determination been owned by one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for an entire fiscal quarter, the projected, pro forma Net Operating Income for such Property for such fiscal quarter as mutually agreed by the Company and the Purchasers based on (i) if available, historical financial statements for such Property under prior ownership for the full fiscal quarter ended immediately prior to the date of determination or (ii) if such historical financial statements are not available, the projected aggregate gross revenues from the operation of such Property from tenants in occupancy and paying rent for the fiscal quarter during which such determination is made (calculated on a pro forma basis based on the assumption that such tenants were in occupancy and paying rent from and after the first day of such fiscal quarter through and including the last day thereof).

“Property” means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any of the Consolidated Businesses or any Joint Venture in which the Company, directly or indirectly, owns an interest.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Property” means any present and future right, title and interest (including, without limitation, any leasehold estate) in (a) any plots, pieces or parcels of land, (b) any buildings, fixtures, structures, parking areas and related facilities and amenities (including all sitework, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and other improvements whether existing now or hereafter constructed), together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third parties that are not Affiliates of the Company and (iii) any items of personal property (the rights and interests described in clauses (a) and (b) above being the “Premises”), (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, air rights and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (c) and (d) above.

“Recognized German Bund Market Makers” is defined in Section 8.6(a).

“Recourse Indebtedness” means with respect to a Person, Indebtedness of such Person other than Nonrecourse Indebtedness of such Person.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a REIT and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Replacement Swap Agreement” is defined in Section 8.6(b).

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity securities or other Equity Interests of the Company or any Subsidiary thereof (except dividends payable solely in equity securities of the Company or in rights to subscribe for or purchase equity securities of the Company), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or other Equity Interests, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Rule 144A Transaction” means a sale or issuance of notes or bonds that are exempt from registration with the SEC under Rule 144A of the Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means any Indebtedness secured by a Lien (excluding Indebtedness arising under this Agreement).

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, comptroller or director of capital markets of the Company.

“series” is defined in Section 1.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“Specified Jurisdictions” means, collectively, the United States, Germany, Poland, the Netherlands, Spain, United Kingdom, France, Denmark, Finland, Canada, Norway, Austria, Japan, Sweden and Belgium.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Agreement” is defined in Section 8.6(b).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Swapped Note” is defined in Section 8.6(b).

“Swapped Note Called Notional Amount” is defined in Section 8.6(b).

“Swapped Note Called Principal” is defined in Section 8.6(b).

“Swapped Note Discounted Value” is defined in Section 8.6(b).

“Swapped Note Reinvestment Yield” is defined in Section 8.6(b).

“Swapped Note Remaining Average Life” is defined in Section 8.6(b).

“Swapped Note Remaining Scheduled Swap Payments” is defined in Section 8.6(b).

“Swapped Note Settlement Date” is defined in Section 8.6(b).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“TARGET Settlement Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros.

“Total Outstanding Indebtedness” means, as of any date, the sum, without duplication, of (a) the amount of Indebtedness (secured and unsecured and recourse or non-recourse) of the Company and its Subsidiaries, including, without limitation, mortgage loans, outstanding balances on lines of credit and notes payable, in each case, as set forth in the then most recent compliance certificate delivered pursuant to Section 7.2 plus (b) the outstanding amount of Indebtedness of Joint Ventures allocable in accordance with GAAP on account of ownership of interests in Joint Ventures to the Company and its Subsidiaries as of the time of determination (with appropriate adjustments for minority interests) plus (c) the Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness and, to the extent allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of interests in Joint Ventures, of the Joint Ventures in respect of Indebtedness (with appropriate adjustments for minority interests).

“Total Secured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is Secured Indebtedness.

“Total Unsecured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is not Secured Indebtedness.

“Total Value” means, as of any date, the sum, without duplication, of:

(a) unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses’ consolidated balance sheet as of such date including fully refundable deposits associated with any potential acquisition and unrestricted cash in respect of Section 1031 exchanges; plus

(b) Fair Market Value of Marketable Securities; plus

(c) in respect of Projects (excluding Projects described in clause (e), (h), (k) or (l) below) owned or ground-leased by the Company and its Subsidiaries for at least four full fiscal quarters, (i) the Net Operating Income for such Projects for the then most recently ended fiscal quarter multiplied by four (or such other calculation period and method for annualization as may be set forth in the Credit Agreement from time to time and notified to the holders of Notes within 30 days of any such change in the Credit Agreement), divided by (ii) the Capitalization Rate; plus

(d) the investment (at cost without depreciation) in Projects (excluding Projects described in clause (e), (h), (k) or (l) below) owned or ground-leased by the Company or its Subsidiaries for less than four full fiscal quarters; plus

(e) an amount equal to 50% of the book value of Property that has been vacant for less than twelve months, as adjusted in accordance with GAAP to reflect impairment charges; plus

(f) the investment in Joint Ventures, valued according to the methodologies under clauses (c) or (d) above which is allocable to the Company or its Subsidiaries based on their ownership interests in the related Joint Ventures in accordance with GAAP; plus

(g) investments in notes secured by mortgages on the Real Property of any Person at cost, less an amount equal to accrued amortization payments in respect thereof; plus

(h) contractual purchase price of Projects owned or ground-leased by the Company and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Outstanding Indebtedness; plus

(i) the book value of all loans made by the Company or its Subsidiaries to Managed Programs, as adjusted in accordance with GAAP to reflect impairment charges; plus

(j) the Net Asset Value of all investments in the securities of Managed Programs and other common and preferred equity investments published as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 (or, to the extent no such published Net Asset Value exists for a Managed Program or other common and preferred equity investments, the amount of the investment by the Company and its Subsidiaries in such Managed Program or other common and preferred equity investments (as applicable) as of the end of such fiscal quarter determined in accordance with the equity method of accounting); plus

(k) investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date); provided that the amount under this clause (k) shall be limited to 10% of Total Value; plus

(l) investments (at the lower of cost or market value) in Real Property consisting of undeveloped land.

Notwithstanding the foregoing and solely for the purposes of this definition:

(A) the sum of the aggregate investments described in clauses (f), (g) and (l) above shall not exceed 30% of Total Value with any excess over the foregoing limits being excluded from Total Value; and

(B) other than with respect to the investments in Joint Ventures in clause (f) above, investments set forth in clauses (a) through (l) above shall not include investments of Joint Ventures.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Unencumbered Asset Value” means, as of any date, the sum, without duplication, of:

(a) unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses’ consolidated balance sheet as of such date including fully refundable deposits associated with any potential acquisition and unrestricted cash in respect of Section 1031 exchanges;

(b) in respect of Unencumbered Eligible Projects (excluding Unencumbered Eligible Projects described in clause (d) or (e) below) owned or ground-leased by the Company and its Subsidiaries for at least four full fiscal quarters, (i) the portion of Unencumbered Property NOI derived from such Unencumbered Eligible Projects for the then most recently ended fiscal quarter multiplied by four (or such other calculation period and method for annualization as may be set forth in the Credit Agreement from time to time and notified to the holders of Notes within 30 days of any such change in the Credit Agreement), divided by (ii) the Capitalization Rate;

(c) the investment (at cost without depreciation) in Unencumbered Eligible Projects (excluding Unencumbered Eligible Projects described in clause (d) or (e) below) owned or ground-leased by the Company or its Subsidiaries for less than four full fiscal quarters;

(d) an amount equal to 50% of the book value of investments made by the Company and its Subsidiaries in Unencumbered Eligible Projects consisting of properties that have been vacant for less than twelve months, as adjusted in accordance with GAAP to reflect impairment charges; and

(e) investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date).

Notwithstanding the foregoing and solely for the purposes of this definition:

(A) the sum of the aggregate investments described in clauses (d) and (e) above shall not exceed 15% of Unencumbered Asset Value, in each case, with any excess over the foregoing limits being excluded from the Unencumbered Asset Value; and

(B) not more than 25% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Projects that are not located in Specified Jurisdictions, with any excess over such limit being excluded from the Unencumbered Asset Value.

“Unencumbered Eligible Project” means an Eligible Project (a) with respect to which either (i) one or more of the Company or any Subsidiary Guarantor has a direct or indirect ownership interest of 100% or a ground leasehold interest under an Eligible Ground Lease, or (ii)(A) one or more of the Company or any Subsidiary Guarantor has an ownership interest (whether directly or indirectly through a Subsidiary or through an interest in a Joint Venture) of more than 25%, (B) one or more Managed Programs has all of the remaining ownership interests in such Eligible Project and (C) the Company (whether directly or through a Subsidiary or a Joint Venture Controlled by the Company) controls the management of such Project, and (b) which is not subject (nor are any equity interests therein owned by the Company and Subsidiaries thereof subject) to any Liens or preferred equity interests, except for Liens permitted pursuant to Section 10.5(a) to (k) (inclusive) and buy sell rights with respect to Joint Ventures on customary terms and conditions. As used in this definition only, the term “control” shall mean the authority, with sole discretion, to make major management decisions with respect to the applicable Project, including with respect to sale, financing, refinancing, capital improvements, leasing and the grant of Liens on such Project and to manage the day to day operations of such Project.

Notwithstanding the foregoing, (x) an Eligible Project located in any country, region or territory to the extent that such country, region or territory itself is the subject of any U.S. Economic Sanctions Laws shall not qualify as an Unencumbered Eligible Project and (y) if any Consolidated Business that directly or indirectly (whether through a Subsidiary or through an interest in a Joint Venture) owns an Eligible Project or a portion thereof is a borrower or guarantor of, or otherwise incurs a payment obligation in respect of, any Indebtedness of the type described in clause (a) of such definition that is not (1) owing to any of the Consolidated Businesses or (2) Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction) and is not a Subsidiary Guarantor, such Eligible Project shall not qualify as an Unencumbered Eligible Project.

“Unencumbered Property NOI” means the aggregate Net Operating Income from the Unencumbered Eligible Projects. Unencumbered Property NOI from Unencumbered Eligible Projects owned by Joint Ventures with Managed Programs will be calculated as the Net Operating Income from such Unencumbered Eligible Projects allocated to the Company and its Subsidiaries based on their ownership interest in such Joint Venture.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Series A Note]

W.P. Carey Inc.

3.41% Senior Note, Series A, Due September 28, 2029

No. RA-[_____]	[Date]
€[_______]	PPN 92936U A*0

For Value Received, the undersigned, W.P. Carey Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Euros (or so much thereof as shall not have been prepaid) on September 28, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.41% per annum from the date hereof, payable semiannually, on the 1st day of February and August in each year, commencing with the February 1st or August 1st next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, and any overdue payment of any Swap Breakage Loss, at a rate per annum from time to time equal to the greater of (i) 5.41% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros. At any time this Note is a Swapped Note, payments of any Make-Whole Amount or Swap Breakage Loss, if any, are to be made in lawful money of the United States of America. In each case, payments with respect to this Note are to be made at the principal office of the Company in New York , New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 31, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1-A
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and any Swap Breakage Loss) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

W.P. Carey Inc.

By
Name:
Title:

1-A-2-

[Form of Series B Note]

W.P. Carey Inc.

3.70% Senior Note, Series B, Due September 28, 2032

No. RB-[_____]	[Date]
€[_______]	PPN 92936U A@8

For Value Received, the undersigned, W.P. Carey Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Euros (or so much thereof as shall not have been prepaid) on September 28, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.70% per annum from the date hereof, payable semiannually, on the 1st day of February and August in each year, commencing with the February 1st or August 1st next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, and any overdue payment of any Swap Breakage Loss, at a rate per annum from time to time equal to the greater of (i) 5.70% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros. At any time this Note is a Swapped Note, payments of any Make-Whole Amount or Swap Breakage Loss, if any, are to be made in lawful money of the United States of America. In each case, payments with respect to this Note are to be made at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 31, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1-B
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount and any Swap Breakage Loss) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

W.P. Carey Inc.

By
Name:
Title:

1-B-2-

Schedule 5.3

Disclosure Materials

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 11, 2022
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on April 29, 2022
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on July 29, 2022
•	Current Report on Form 8-K reporting events on or after February 27, 2022, filed with the Securities and Exchange Commission on February 28, 2022
•	Current Report on Form 8-K reporting events on or after February 28, 2022, filed with the Securities and Exchange Commission on March 1, 2022
•	Current Report on Form 8-K reporting events on or after March 11, 2022, filed with the Securities and Exchange Commission on March 11, 2022
•	Current Report on Form 8-K reporting events on or after April 19, 2022, filed with the Securities and Exchange Commission on April 22, 2022
•	Current Report on Form 8-K reporting events on or after May 2, 2022, filed with the Securities and Exchange Commission on May 3, 2022
•	Current Report on Form 8-K reporting events on or after August 1, 2022, filed with the Securities and Exchange Commission on August 1, 2022
•	Definitive Proxy Statement for annual stockholder meeting held June 16, 2022, filed with the Securities and Exchange Commission on March 28, 2022

SCHEDULE 5.3

(to Note Purchase Agreement)

Schedule 5.4

Subsidiaries of the Company and
Ownership of Subsidiary Stock

Company	State/Incorp	WPC
(CA) Ads, LLC	Delaware	100%
24 HR TX (TX) Limited Partnership	Delaware	100%
24 HR-TX (MD) Business Trust	Maryland	100%
24 HR-TX GP (TX) QRS 12-66, Inc.	Delaware	100%
25th Street Storage 18 (FL) LLC	Delaware	100%
308 Route 38 LLC	Delaware	100%
3265 University Parkway Storage 18 (FL) LLC	Delaware	100%
500 Jefferson Manager (DE) LLC	Delaware	100%
500 Jefferson Tower (TX) LLC	Delaware	100%
5150 University Parkway Storage 18 (FL) LLC	Delaware	100%
601 Jefferson Manager (DE) LLC	Delaware	100%
601 Jefferson Tower (TX) LLC	Delaware	100%
6000 Nathan (MN) LLC	Delaware	100%
ADCIR (CO) QRS 16-60, Inc.	Delaware	100%
ADCIR EXP (CO) LLC	Delaware	100%
ADS2 (CA) QRS 11-41, Inc.	California	100%
ADVA 15 (GA) LLC	Delaware	100%
ADV-QRS 15 (GA) QRS 15-4, Inc.	Delaware	100%
Aerobic (MO) LLC	Delaware	100%
AFD (MN) LLC	Delaware	100%
AIR (IL) QRS 14-48, Inc.	Delaware	100%
AIR ENT (OH) LLC	Delaware	100%
AIRLIQ (TX) LLC	Delaware	100%
Airliq II (IL) LLC	Delaware	100%
Airport Storage 18 (FL) LLC	Delaware	100%
Alamo WPC Storage (TX) LLC	Delaware	100%
ALAN JATHOO JV (MULTI) LLC	Delaware	90%
ALL-IN (PA-OH) LLC	Delaware	100%
Alphabet Multi Holding (CAN) ULC	Canada	100%
Alum (Canada) QRS 16-103, Inc.	Delaware	100%
ALUSA (TX) Limited Partnership	Delaware	100%
ALUSA-GP (TX) QRS 16-72, Inc.	Delaware	100%
ALUSA-LP (DE) QRS 16-73, Inc.	Delaware	100%
American GL Cathedral Storage 17 (CA) LLC	Delaware	100%
American GL Pearl Storage 17 (HI) LLC	Delaware	100%

Schedule 5.4
(to Note Purchase Agreement)

American JH Storage 17 (Multi) LLC	Delaware	100%
American Subsequent Storage 17 (Multi) LLC	Delaware	100%
American WPC Storage (Multi) LLC	Delaware	100%
American WPC Storage TRS 17-1 (DE) Inc.	Delaware	100%
Amtoll (NM) QRS 14-39, Inc.	Delaware	100%
Ang (Multi) LLC	Delaware	100%
Ang II (Multi) LLC	Delaware	100%
Ang III (Multi) LLC	Delaware	100%
ANTH Campus (CA) LLC	Delaware	100%
ANT-LM LLC	Delaware	100%
Appleton Store, LLC	Wisconsin	100%
Applied Four (DE) QRS 14-75, Inc.	Delaware	100%
Applied Utah (UT) QRS 14-76, Inc.	Delaware	100%
Araxos Sp. z o.o.	Poland	100%
Arboretum Group, L.L.C.	Wisconsin	100%
Assembly (MD)	Maryland	100%
ATCHI (IL) LLC	Delaware	100%
Atlanta Self Storage 18 (GA) LLC	Delaware	100%
Auto (FL) QRS 11-39, Inc.	Florida	100%
Auto Investor 17 (DE) LLC	Delaware	100%
AutoPress (GER) LLC	Delaware	100%
AUTOPRO (GA) LLC	Delaware	100%
Autosafe Airbag 14 (CA) LP	Delaware	100%
Avondale Storage GP 18 (LA) LLC	Delaware	100%
Avondale Storage Owner 18 (LA) LP	Delaware	100%
Avasu (AZ) LLC	Delaware	100%
AW WPC (KY) LLC	Delaware	100%
AZO Driver (DE) LLC	Delaware	100%
AZO Mechanic (DE) LLC	Delaware	100%
AZO Navigator (DE) LLC	Delaware	100%
AZO Valet (DE) LLC	Delaware	100%
AZO-A L.P.	Delaware	100%
AZO-B L.P.	Delaware	100%
AZO-C L.P.	Delaware	100%
AZO-D L.P.	Delaware	100%
Baltic Retail Properties IISUTI UAB	Lithuania	70%
Barn Cement (TX) LLC	Delaware	100%
BBQ Storage 17 (NY) LLC	Delaware	100%
BBrands (Multi) QRS 16-137, Inc.	Delaware	100%
BDF (CT) QRS 16-82, Inc.	Delaware	100%
Bear T (OH) LLC	Delaware	100%
Beaumont Storage 17 (CA) LLC	Delaware	100%

5.4-2

Beaver MM (POL) QRS 15-86, INC.	Delaware	100%
Beechnut Storage 18 (TX) LLC	Delaware	100%
Beechnut Storage Owner 18 (TX) LP	Delaware	100%
BEL BTS (SC) LLC	Delaware	100%
Belgov (DE) QRS 15-66, Inc.	Delaware	100%
Berrocal Sp. z o.o.	Poland	100%
Beverage (GER) QRS 16-141 LLC	Delaware	100%
BFS (DE) LP	Delaware	100%
BFS (DE) QRS 14-74, Inc.	Delaware	100%
BG Cold (GA) LLC	Delaware	100%
BG FEE OWNER (KY) LLC	Delaware	100%
BG Ground Terminal (CA) LLC	Delaware	100%
BG Terminal (CA) LLC	Delaware	100%
BG Terminal Investor (CA) LLC	Delaware	100%
BG Terminal Investor II LP	Delaware	100%
BG Terminal Investor II TRS LLC	Delaware	100%
Bill-GP (TX) QRS 14-56, Inc.	Delaware	100%
Bill-MC 14 LP	Delaware	90%
Blair Road Storage 18 (DC) LLC	Delaware	100%
BM-LP (TX) QRS 14-57, Inc.	Delaware	100%
BMOC-HOU GP Holder (TX) LLC	Delaware	100%
BMOC-HOU (TX) LP	Delaware	100%
BMOC-MIA (FL) LLC	Delaware	100%
BMOC-ORL (FL) LLC	Delaware	100%
BN(MA) QRS 11-58, Inc.	Delaware	100%
BOBS (CT) QRS 16-25, Inc.	Delaware	100%
Bohr Bolt (OH) LLC	Delaware	100%
Bohr Bolt II (OH) LLC	Delaware	100%
Bolder (CO) QRS 11-44, Inc.	Delaware	100%
Bolt (DE) Limited Partnership	Delaware	100%
Bolt (DE) QRS 15-26, Inc.	Delaware	100%
Bolt (DE) Trust	Maryland	100%
Bone (DE) LLC	Delaware	100%
Bone (DE) QRS 15-12, Inc.	Delaware	100%
Bone Manager, Inc.	Delaware	100%
Boom (MN) LLC	Delaware	100%
BORLAND (MN) LLC	Delaware	100%
BOS West (MA) LLC	Delaware	100%
Bplast 16 Manager (DE) QRS 16-129, Inc.	Delaware	100%
Bplast 16 Member (DE) QRS 16-128, Inc.	Delaware	100%
Bplast 17 Member (DE) LLC	Delaware	100%

5.4-3

Bplast Expansion Landlord (IN) LLC	Delaware	100%
Bplast Expansion Member (IN) 17 LLC	Delaware	100%
Bplast Landlord (DE) LLC	Delaware	100%
Bplast Two Landlord (IN) LLC	Delaware	100%
Bplast Two Manager (IN) QRS 16-152, Inc.	Delaware	100%
Bplast Two Member (IN) 17 LLC	Delaware	100%
Bplast Two Member (IN) QRS 16-151, Inc.	Delaware	100%
Bronson Storage 18 (FL) LLC	Delaware	100%
BRY-PL (DE) Limited Partnership	Delaware	100%
BRY-PL (MD) Trust	Maryland	100%
BRY-PL GP (DE) QRS 15-57, Inc.	Delaware	100%
BSL Caldwell (NC) LLC	Delaware	100%
BST Torrance Landlord (CA) QRS 14-109, Inc.	Delaware	100%
BT (Multi) LLC	Delaware	100%
BT (PA) QRS 12-25, Inc.	Pennsylvania	100%
BT-YORK (PA)	Pennsylvania	100%
BUCKLE UP (MX) LLC	Delaware	100%
BUD HEAVY (MN) LLC	Delaware	100%
Build (CA) QRS 12-24, Inc.	California	100%
BUILT IN A DAY (NY) LLC	Delaware	100%
Buyersburg (IN) LLC	Delaware	100%
CII Landlord (IL) LLC	Delaware	100%
C3PL (MI) LLC	Delaware	100%
C5 Eiendom AS	Norway	100%
C5 Eiendom IS	Norway	100%
Call LLC	Delaware	100%
Camborne Sp. z o.o.	Poland	100%
Can (WI) QRS 12-34, Inc.	Wisconsin	100%
Can Storage 18 (TOR) LLC	Delaware	100%
Canelli Sp. z o.o.	Poland	100%
Cantina 17 Landlord (IL) LLC	Delaware	100%
Cantina 17 Manager (IL) LLC	Delaware	100%
Can-Two (DE) QRS 12-67, Inc.	Delaware	100%
Cards (CA) QRS 11-37, Inc.	Delaware	100%
Cards (CA) QRS 12-12, Inc.	Delaware	100%
Cards Limited Liability Company	Delaware	100%
Carey 17 Broadway Holdings (NY) LLC	Delaware	100%
Carey Alfabeto Holding Mx, S. de R.L. de C.V.	Mexico	100%
Carey Alfabeto Landlord Mx, S. de R.L. de C.V.	Mexico	100%
Carey Alphabet (DE) Inc.	Delaware	100%
Carey Alphabet B.V.	Netherlands	100%

5.4-4

Carey Asset Management Corp.	Delaware	100%
Carey Asset Management Dallas LLC	Delaware	100%
Carey Credit Advisors, LLC	Delaware	100%
Carey European Management LLC	Delaware	100%
Carey European SH, LLC	Delaware	100%
Carey Management LLC	Delaware	100%
Carey REIT II, Inc.	Maryland	100%
Carey Watermark 1 LLC	Delaware	100%
Casting Landlord (GER) QRS 16-109 LLC	Delaware	100%
Casting Member (GER) QRS 16-108 LLC	Delaware	100%
CAT LOG (WI) LLC	Delaware	100%
CATALINA WM (OR) LLC	Delaware	100%
Cathedral City Storage 17 (CA) LLC	Delaware	100%
CBS (PA) QRS 14-12, Inc.	Delaware	100%
Cherry Valley Storage 17 (IL) LLC	Delaware	100%
CHIRO MANAGER (DE) LLC	Delaware	100%
CIP 18 (NY) MEZZ LLC	Delaware	100%
CIP Acquisition Incorporated	Maryland	100%
Citrus Heights (CA) GP, LLC	Delaware	100%
CIV-News GP (DE) LLC	Delaware	100%
CIV-News (Multi) LP	Delaware	100%
CLA (MO) LLC	Delaware	100%
Clean (KY) LLC	Delaware	100%
Clean (KY) QRS 16-22, Inc.	Delaware	100%
CM6-GROUND (MULTI) LLC	Delaware	100%
CM6-Hotel (Multi) LLC	Delaware	100%
CMAR 18 Investor (DE) LLC	Delaware	100%
CMAR Hotel Landlord 18 (Mauritius) Ltd	Mauritius	100%
CM Nathan (MN) LLC	Delaware	100%
Coco (WY) QRS 16-51, Inc.	Delaware	100%
Coco-Dorm (PA) QRS 16-52, Inc.	Delaware	100%
Coco-Dorm (PA) Trust	Maryland	100%
Coco-Dorm (PA), LP	Delaware	100%
Contrato de Fideicomiso Irrevocable Traslativo de Dominio en Zona Restringida y de Administracion numero 3908	Mexico	100%
Contrato De Fideicomiso Revocable de Administracion de Bienes Inmuebles Numero 3801	Mexico	100%
CONTRATO DE FIDEICOMISO REVOCABLE DE ADMINISTRACION DE BIENES INMUEBLES NUMERO 3890	Mexico	100%
Contrato De Fideicomiso Revocable de Adminstracion de Bienes Inmuebles Numero 3968	Mexico	100%

5.4-5

Consys (SC) QRS 16-66, Inc.	Delaware	100%
Consys-9 (SC) LLC	Delaware	100%
Container Finance (Finland) QRS 16-62, Inc.	Delaware	100%
Containers (DE) Limited Partnership	Delaware	100%
Containers (DE) QRS 15-36, Inc.	Delaware	100%
COOP (GA) LLC	Delaware	100%
Corporate Property Associates	California	100%
Corporate Property Associates 15 Incorporated	Maryland	100%
Corporate Property Associates 4, A California Limited Partnership	California	100%
Corporate Property Associates 6, A California Limited Partnership	California	100%
Corporate Property Associates 9, L.P., A Delaware Limited Partnership	Delaware	100%
CP GAL (IN) QRS 16-61, Inc.	Delaware	100%
CP GAL Fairfax, LLC	Delaware	100%
CP GAL Kennesaw, LLC	Delaware	100%
CP GAL Leawood, LLC	Delaware	100%
CP GAL Lombard, LLC	Delaware	100%
CP GAL Plainfield, LLC	Delaware	100%
CPA 15 Merger Sub Inc.	Maryland	100%
CPA 16 LLC	Delaware	100%
CPA 16 Merger Sub Inc.	Maryland	100%
CPA 17 International Holding and Financing LLC	Delaware	100%
CPA17 Merger Sub LLC	Maryland	100%
CPA 17 Pan-European Holding Cooperatief U.A.	Netherlands	100%
CPA 17 SB1 Lender LLC	Delaware	100%
CPA 17 SB2 Lender LLC	Delaware	100%
CPA 17 SBOP JV Member LLC	Delaware	100%
CPA 17 SBPROP JV Member LLC	Delaware	100%
CPA17 SBOP MANAGER LLC	Delaware	100%
CPA17 SBPROP MANAGER LLC	Delaware	100%
CPA 18 Con s.r.o.	Slovakia	100%
CPA 18 GH Member LLC	Delaware	100%
CPA 18 Integras GH Investor Limited	Ghana	100%
CPA 18 Integras JV (DE) LLC	Delaware	100%
CPA 18 International Holding and Financing LLC	Delaware	100%
CPA 18 International Holding GP LLC	Delaware	100%
CPA 18 International Holding LP	Delaware	100%
CPA18 Merger Sub LLC	Maryland	100%
CPA 18 Pan-European Holding Coöperatief U.A.	Netherlands	100%
CPA 18 SH (TX) LIMITED PARTNER LLC	Delaware	100%

5.4-6

CPA 18 SH (TX) Special General Partner LLC	Delaware	100%
CPA Paper, Inc.	Delaware	100%
CPA:17 Limited Partnership	Delaware	100%
CPA:18 Limited Partnership	Delaware	100%
CPA16 German (DE) Limited Partnership	Delaware	100%
CPA16 German GP (DE) QRS 16-155, Inc.	Delaware	100%
CPA-CS Holdings LP	Delaware	90%
CQ Landlord (MI) LLC	Delaware	100%
CQ Landlord (Multi) LLC	Delaware	100%
CQ Mezz Manager (Multi) LLC	Delaware	100%
Crafty (AL) LLC	Delaware	100%
Crate (GER) QRS 16-142 LLC	Delaware	100%
CRI (AZ-CO) QRS 16-4, Inc.	Delaware	100%
Crystal Lake Storage 18 (IL) LLC	Delaware	100%
CSH Malaga Student Housing Holding, S.L.	Spain	100%
CS-GP 18 (TOR) LLC	Delaware	100%
Cups (DE) LP	Delaware	100%
Cups Number One (DE) LLC	Delaware	100%
Cusona Sp. z o.o.	Poland	100%
CU-SOL (VA) LLC	Delaware	100%
Dan (FL) QRS 15-7, Inc.	Delaware	100%
Danske Trklvr LP	Delaware	100%
Danske Trklvr TRS GP LLC	Delaware	100%
Darnekusa sp. z o. o.	Poland	100%
Dunkelfelder sp. z o. o.	Poland	100%
Duras sp. z o. o.	Poland	100%
DCNETH Landlord (NL) LLC	Delaware	100%
DCNETH Member (NL) QRS 15-102 Inc.	Delaware	100%
Delaware Frame (TX), LP	Delaware	100%
Deliver (TN) QRS 14-49, Inc.	Delaware	100%
Delmo (DE) QRS 11/12-1, Inc.	Delaware	100%
Delmo (PA) QRS 11-36	Pennsylvania	100%
Delmo (PA) QRS 12-10	Pennsylvania	100%
Delmo 11/12 (DE) LLC	Delaware	100%
Desert Storage 18 (CA) LP	Delaware	100%
Desert Storage GP 18 (CA) LLC	Delaware	100%
DES-Tech GP (TN) QRS 16-49, Inc.	Delaware	100%
DES-Tech LP (TN) QRS 16-50, Inc.	Delaware	100%
Develop (TX) LP	Delaware	100%
Dfence (Belgium) 15 SRL	Belgium	100%
Dfence (Belgium) 16 SRL	Belgium	100%

5.4-7

Dfend 15 LLC	Delaware	100%
Dfend 16 LLC	Delaware	100%
Diagalves Sp. z o.o.	Poland	100%
DIFUSÃO – SOCIEDADE IMOBILIÁRIA S.A.	Portugal	100%
DIY Poland Sp. z o.o.	Poland	100%
DKSN Storage 18 (TX) LLC	Delaware	100%
DOPPIO (IL) LLC	Delaware	100%
Dough (DE) QRS 14-77, Inc.	Delaware	100%
Dough (MD)	Maryland	100%
Dough Lot (DE) QRS 14-110, Inc.	Delaware	100%
Dough Lot (MD)	Maryland	100%
DP WPC (TX) LLC	Delaware	100%
Drayton Plains (MI), LLC	Delaware	100%
Drill (DE) Trust	Maryland	100%
Drill GmbH & Co. KG	Germany	100%
Drug (AZ) QRS 14-42, Inc.	Delaware	100%
DSG (IN) QRS 15-44, Inc.	Delaware	100%
DSG GP (PA) QRS 14-103, Inc.	Delaware	100%
DSG Landlord (PA) L.P.	Delaware	100%
DSG LP (PA) Trust	Maryland	100%
DT Memphis New TRS (DE) LLC	Delaware	100%
Dunkelfelder sp. z o. o.	Poland	100%
Duras sp. z o. o.	Poland	100%
DYNAMITE (MULTI) LLC	Delaware	100%
Dyne (DE) LP	Delaware	100%
ED Landlord (GA) LLC	Delaware	100%
Ed Landlord Two (DE) LLC	Delaware	100%
EIEI (OH) BTS LLC	Delaware	100%
El Paso Six Storage 18 (TX) LLC	Delaware	100%
ELECTRIC TRUSTOR (MX) LLC	Delaware	100%
Eleventh Storage 18 (GA) LLC	Delaware	100%
ELL (GER) QRS 16-37, Inc.	Delaware	100%
Energy (NJ) QRS 15-10, Inc.	Delaware	100%
Eros (ESP) CR QRS Inc.	Delaware	100%
Fabric (DE) GP	Delaware	100%
Fair-QB (DE) LLC	Delaware	100%
Fast (DE) QRS 14-22, Inc.	Delaware	100%
Faur WPC (OH) LLC	Delaware	100%
Faverga Sp. z o.o.	Poland	100%
Fayetteville Storage 17 (NC) LLC	Delaware	100%
Fernandina Beach Storage 18 (FL) LLC	Delaware	100%

5.4-8

Finistar (CA-TX) Limited Partnership	Delaware	100%
Finistar GP (CA-TX) QRS 16-21, Inc.	Delaware	100%
Finistar LP (DE) QRS 16-29, Inc.	Delaware	100%
Finit (FI) LLC	Delaware	100%
Finnestadveien 44 II AS	Norway	100%
FIRED UP (IL) LLC	Delaware	100%
FIS (MI) LLC	Delaware	100%
Fit (CO) QRS 15-59, Inc.	Delaware	100%
Fit(TX)GP QRS 12-60, Inc.	Delaware	100%
Fit(TX) LP	Delaware	100%
Fit(TX) Trust	Maryland	100%
FIT(UT) QRS 14-92, Inc.	Delaware	100%
Flagland Spain, S.L.	Spain	100%
Flan 1 (IL) LLC	Delaware	100%
Flan 4 (Multi) LLC	Delaware	100%
Flan Hud (NY) LLC	Delaware	100%
Flatlands Self Storage NYC Mezz, LLC	Delaware	100%
Flatlands Self Storage NYC, LLC	Delaware	100%
Flavortown (IL) LLC	Delaware	100%
Flex (NE) LLC	Delaware	100%
Flex Member (NE) LLC	Delaware	100%
Flipper (FL) LLC	Delaware	100%
FLOUR POWER (CAN) LLC	Delaware	100%
FLOUR POWER (ID) LLC	Delaware	100%
FLOUR POWER (IL) LLC	Delaware	100%
FLOUR POWER (MULTI) LLC	Delaware	100%
FLOUR POWER (OH) LLC	Delaware	100%
FLOUR POWER (UT) LLC	Delaware	100%
FLUX CAPACITOR 121 GW LLC	Delaware	100%
FM Naples Storage 18 (FL) LLC	Delaware	100%
Forever Metal (QC) Ltd.	Canada	100%
FORT-BEN HOLDINGS (ONQC) LTD.	Canada	100%
FORT-NOM HOLDINGS (ONQC) INC.	Canada	100%
Forterra Canada GP LLC	Delaware	100%
Forterra Canada Holdings LP	Delaware	100%
Fortune Road Storage 18 (FL) LLC	Delaware	100%
Foss (NH) QRS 16-3, Inc.	Delaware	100%
Four World Landlord (GA) LLC	Delaware	100%
Four World Manager (GA) LLC	Delaware	100%
Frame (TX) QRS 14-25, Inc.	Delaware	100%
Freight (IL) LLC	Delaware	100%

5.4-9

FRO 16 (NC) LLC	Delaware	100%
FRO Man Member 17 (NC) LLC	Delaware	100%
FRO Spin (NC) LLC	Delaware	100%
Furniture Exch Manager (WI) LLC	Delaware	100%
Furniture Exch Manager Too (WI) LLC	Delaware	100%
Furniture Owner (WI) LLC	Delaware	100%
Furniture Owner Too (WI) LLC	Delaware	100%
GAL III (IN) QRS 15-49, Inc.	Delaware	100%
GAL III (NJ) QRS 15-45, Inc.	Delaware	100%
GAL III (NY) QRS 15-48, Inc.	Delaware	100%
Galadean Sp. z o.o.	Poland	100%
Galleria Storage 18 (TX) LLC	Delaware	100%
GERB TOLLAND QRS (CT) 16 Inc.	Delaware	100%
Gibson Mass Member Two LLC	Delaware	100%
Gibson Plus Member Two LLC	Delaware	100%
Gilroy Storage GP 18 (CA) LLC	Delaware	100%
Gilroy Storage Owner 18 (CA) LP	Delaware	100%
GIVE ME A BRAKE (OH) LLC	Delaware	100%
Global Cerit, SL	Spain	100%
Global Negan S.L.	Spain	75%
Global Neleta S.L.	Spain	100%
Global Sagres, S.L.	Spain	100%
Global Windu, S.L.	Spain	90%
Go Green (OH) LLC	Delaware	100%
Goldyard, S.L.	Spain	100%
GONE FISHING (PA) LLC	Delaware	100%
Granite Landlord (GA) LLC	Delaware	100%
GRC (TX) Limited Partnership	Delaware	100%
GRC (TX) QRS 15-47, Inc.	Delaware	100%
GRC (TX) Trust	Maryland	100%
GRC-II (TX) Limited Partnership	Delaware	100%
GRC-II (TX) QRS 15-80, Inc.	Delaware	100%
GRC-II (TX) Trust	Maryland	100%
Greens (Finland) QRS 16-14, Inc.	Delaware	100%
Greens Shareholder (Finland) QRS 16-16, Inc.	Delaware	100%
Greensboro Storage GP 18 (NC) LLC	Delaware	100%
Greensboro Storage Owner 18 (NC) LP	Delaware	100%
GROVEPORT OWNER (OH) LLC	Delaware	100%
Guitar Mass (TN) QRS 14-36, Inc.	Delaware	100%
Guitar Plus (TN) QRS 14-37, Inc.	Delaware	100%
H2 17 Investor (GER) LLC	Delaware	100%

5.4-10

H2 Investor (GER) QRS 14-104 LLC	Delaware	100%
H2 Investor (GER) QRS 15-91, Inc.	Delaware	100%
H2 Investor (GER) QRS 16-100, Inc.	Delaware	100%
Hammer (DE) Limited Partnership	Delaware	100%
Hammer (DE) LP QRS 12-65, Inc.	Delaware	100%
Hammer (DE) LP QRS 14-100, Inc.	Delaware	100%
Hammer (DE) LP QRS 15-33, Inc.	Delaware	100%
Hammer (DE) QRS 15-32, Inc.	Delaware	100%
Hammer (DE) Trust	Maryland	100%
Hammer Time (TX) LLC	Delaware	100%
Hammer Time Owner (TX) LP	Delaware	100%
Hammered Home (OH) LLC	Delaware	100%
Hans Gruber Godo Kaisha	Japan	100%
Hawk (IA) LLC	Delaware	100%
Hawk JV Landlord (IA) LLC	Delaware	100%
Hawk JV Landlord Two (IA) LLC	Delaware	90%
Hawk Landlord (IA) LLC	Delaware	100%
Hawk Landlord Two (IA) LLC	Delaware	90%
Hawk Two (IA) LLC	Delaware	100%
HCF GP (CA) LLC	Delaware	100%
HCF Landlord (CA) LP	Delaware	100%
Health Landlord (MN) LLC	Delaware	100%
HEF (NC-SC) QRS 14-86, Inc.	Delaware	100%
Hellweg GmbH & Co. Vermögensverwaltungs KG	Germany	100%
Hesperia Storage 17 (CA) LLC	Delaware	100%
HF Landlord (SC) LLC	Delaware	100%
HF Member (SC) LLC	Delaware	100%
HF Three Landlord (SC) LLC	Delaware	100%
HF Two Landlord (SC) LLC	Delaware	100%
HILLTOP SH VENTURE (TX) LP	Delaware	90%
HLWG B Note Purchaser (DE) LLC	Delaware	100%
HLWG Two (GER) LLC	Delaware	100%
HM Benefits (MI) QRS 16-18, Inc.	Delaware	100%
HNGS AUTO (MI) LLC	Delaware	100%
HOAGIES (FL) LLC	Delaware	100%
HOB (TX) LLC	Delaware	100%
Hoe Management GmbH	Germany	100%
Holiday Storage 17 (FL) LLC	Delaware	100%
Honey Badger GP LLC	Delaware	100%
Honey Badger (NC) LP	Delaware	100%
HOT AIR (CANADA) LLC	Delaware	100%

5.4-11

HOT AIR (MULTI) LLC	Delaware	100%
HOT AIR NOMINEE CORP.	Delaware	100%
Hotel Airport Stuttgart Grundstücks GmbH	Germany	94.90%
Hotel (MN) QRS 16-84, Inc.	Delaware	100%
Hotel Operator (MN) TRS 16-87, Inc.	Delaware	100%
House Money (Multi) LLC	Delaware	100%
Hulikoa Kona Storage 18 (HI) LLC	Delaware	100%
Hum (DE) QRS 11-45, Inc.	Delaware	100%
Humble Storage 18 (TX) LLC	Delaware	100%
Huntwood (TX) Limited Partnership	Delaware	100%
Huntwood (TX) QRS 16-8, Inc.	Delaware	100%
ICALL BTS (VA) LLC	Delaware	100%
ICG (TX) Limited Partnership	Delaware	100%
ICG-GP (TX) QRS 15-3, Inc.	Delaware	100%
ICG-LP (TX) Trust	Maryland	100%
ID Wheel (FL) LLC	Delaware	100%
IDrive Mezz Lender (FL) LLC	Delaware	100%
IH37 Storage 18 (TX) LLC	Delaware	100%
Ijobbers (DE) QRS 14-41, Inc.	Delaware	100%
Ijobbers LLC	Delaware	100%
Image (NY) QRS 16-67, Inc.	Delaware	100%
Industrial Center 7 Sp. z o.o.	Poland	100%
INGESCORP 2008, S.L.	Spain	100%
Initiator (CA) QRS 14-62, Inc.	Delaware	100%
Inversiones Holmes, S.L.	Spain	100%
Ithaca Storage 18 (NY) LLC	Delaware	100%
Jamaica (IL) LLC	Delaware	100%
Jamesinvest SRL	Belgium	100%
Jandoor (MULTI) LLC	Delaware	100%
Jax Costa (FL) LLC	Delaware	100%
Jen (MA) QRS 12-54, Inc.	Delaware	100%
Jensen Beach Storage 18 (FL) LLC	Delaware	100%
Joan Storage 18 (FL) LLC	Delaware	100%
John McCLane (NY) LLC	New York	100%
JPCentre (TX) LLC	Delaware	100%
JPTampa Management (FL) LLC	Delaware	100%
JX STORAGE (MULTI) 1 LLC	Delaware	100%
JX STORAGE (MULTI) 2 LLC	Delaware	100%
Kabushiki Kaisha Mure Property	Japan	100%
Kaloko Storage 18 (HI) LLC	Delaware	100%
KIDNEY BEANS (TN) LLC	Delaware	100%

5.4-12

Kiinteistöosakeyhtiö Ruskontie 55	Finland	100%
KITKAT (IL) LLC	Delaware	100%
KNOT JUST A SNACK (MULTI) LLC	Delaware	100%
KRO (IL) LLC	Delaware	100%
KSM Cresskill (NJ) QRS 16-80, Inc.	Delaware	100%
KSM Livingston (NJ) QRS 16-76, INC.	Delaware	100%
KSM Maplewood (NJ) QRS 16-77, INC.	Delaware	100%
KSM Montclair (NJ) QRS 16-78, INC.	Delaware	100%
KSM Morristown (NJ) QRS 16-79, INC.	Delaware	100%
KSM Summit (NJ) QRS 16-75, Inc.	Delaware	100%
Labels-Ben (DE) QRS 16-28, Inc.	Delaware	100%
Labrador (AZ) LP	Delaware	100%
Lady L Storage 18 (FL) LLC	Delaware	100%
Lake Street Storage 17 (IL) LLC	Delaware	100%
Landsberger StraBe 68-76 Grundstϋcks GmbH	Germany	94.9%
LASER GP (CA) LLC	Delaware	100%
LASER LANDLORD (CA) LP	Delaware	100%
Laurken (IL) LLC	Delaware	100%
Leather (DE) QRS 14-72, Inc.	Delaware	100%
Leesburg Storage 18 (FL) LLC	Delaware	100%
Lei (GER) QRS 16-134 LLC	Delaware	100%
Lewisville Dealer 17 (TX) LLC	Delaware	100%
LIFT OFF LENDER (UT) LLC	Delaware	100%
Lincoln (DE) LP	Delaware	100%
Longboom (Finland) QRS 16-131, Inc.	Delaware	100%
Longboom Finance (Finland) QRS 16-130, Inc.	Delaware	100%
Louisville Storage 18 (KY) LLC	Delaware	100%
Loznica d.o.o.	Croatia	100%
LPD (CT) QRS 16-132, Inc.	Delaware	100%
LPORT (WA-TX) QRS 16-92, Inc.	Delaware	100%
LPORT 2 (WA) QRS 16-147, Inc.	Delaware	100%
LT Fit (AZ-MD) LLC	Delaware	100%
LTI (DE) QRS 14-81, Inc.	Delaware	100%
LTI Trust (MD)	Maryland	100%
LV Storage Portfolio 18 (NV) LLC	Delaware	100%
Madde Investments Sp. z o.o.	Poland	100%
Madison Storage NYC, LLC	Delaware	100%
Mag-Info (SC) QRS 16-74, Inc.	Delaware	100%
Mallika PBJ LLC	Delaware	100%
Mapinvest Delaware LLC	Delaware	100%
Marcourt Investments Incorporated	Maryland	100%

5.4-13

Master (DE) QRS 15-71, Inc.	Delaware	100%
Mauritius International I LLC	Delaware	100%
MBM-Beef (DE) QRS 15-18, Inc.	Delaware	100%
MCDORMY (NY) LLC	Delaware	100%
MCPA-Mass (TN) Associates	Tennessee	100%
MCPA-Plus (TN) Associates	Tennessee	100%
Medi (PA) Limited Partnership	Delaware	100%
Medi (PA) QRS 15-21, Inc.	Delaware	100%
Medi (PA) Trust	Maryland	100%
Medical (Multi) LLC	Delaware	100%
MERCURY (MI) LLC (fka WORKWEAR (MI) LLC)	Delaware	100%
Merge (WI) LLC	Delaware	100%
Meri (NC) LLC	Delaware	100%
MERI(NC)MM QRS 14-98, Inc.	Delaware	100%
MET WST (UT) QRS 16-97, Inc.	Delaware	100%
Metal (DE) QRS 14-67, Inc.	Delaware	100%
Metal (GER) QRS 15-94, Inc.	Delaware	100%
Metaply (MI) LLC	Delaware	100%
MFF Mezz (Multi) LLC	Delaware	100%
Miami Storage 18 (FL) LLC	Delaware	100%
Milford Storage 18 (MA) LLC	Delaware	100%
Mill Storage 17 (CA) LLC	Delaware	100%
Millsboro Storage 18 (DE) LLC	Delaware	100%
MIS EGN (MN) LLC	Delaware	100%
MK (Mexico) QRS 16-48, Inc.	Delaware	100%
MK GP BEN (DE) QRS 16-45, Inc.	Delaware	100%
MK Landlord (DE) Limited Partnership	Delaware	100%
MK LP Ben (DE) QRS 16-46, Inc.	Delaware	100%
MK-Ben (DE) Limited Partnership	Delaware	100%
MK-GP (DE) QRS 16-43, Inc.	Delaware	100%
MK-LP (DE) QRS 16-44, Inc.	Delaware	100%
MK-Nom (ONT), Inc.	Canada	100%
MM(UT) QRS 11-59, Inc.	Delaware	100%
Module (DE) Limited Partnership	Delaware	100%
Mons (DE) QRS 15-68, Inc.	Delaware	100%
More Applied Utah (UT) LLC	Delaware	100%
Morisek Hoffman (IL) LLC	Delaware	100%
Morrisville Landlord GP (NC) LLC (fka PPD Morrisville GP (NC) LLC)	Delaware	100%
Morrisville Landlord (NC) LP (fka PPD Morrisville (NC) LP)	Delaware	100%
Movie (VA) QRS 14-24, Inc.	Delaware	100%

5.4-14

MR Lender (TX) LLC	Delaware	100%
MSTEEL (IL) LLC	Delaware	100%
Mustek Rank S.L.	Spain	100%
MWI Investor 17 (TX) LP	Delaware	100%
MWI Investor GP 17 (TX) LLC	Delaware	100%
Nail (DE) Trust	Maryland	100%
NAILED IT GP LLC	Delaware	100%
NAILED IT (MULTI) LP	Delaware	100%
NAKATOMI PLAZA (DE) LLC	Delaware	100%
Namesti Rank S.L.	Spain	100%
National Storage 17 (Multi) LLC	Delaware	100%
Neonatal Finland Inc.	Delaware	100%
New Castle Storage 18 (DE) LLC	Delaware	100%
New Option-QB (DE) LLC	Delaware	100%
Nord (GA) QRS 16-98, Inc.	Delaware	100%
Northwest Storage 17 (IL) LLC	Delaware	100%
Oak Creek 17 Investor (WI) LLC	Delaware	100%
Olimpia Investments Sp. z o.o.	Poland	100%
OLIVIA (IL) LLC	Delaware	100%
OLIVIA (ON) HOLDINGS CORP.	Canada	100%
OLIVIA (ONTARIO) LLC	Delaware	100%
OPH Storage 17 (FL) LLC	Delaware	100%
Optical (CA) QRS 15-8, Inc.	Delaware	100%
Orb (MO) QRS 12-56, Inc.	Delaware	100%
Orlando Storage 17 (FL) LLC	Delaware	100%
OSCAR (IL) LLC	Delaware	100%
ØAV 88 AS	Norway	100%
OTC (MULTI) LLC	Delaware	100%
OTC RX Holdings ULC	Canada	100%
OTC RX Nominee CORP.	British Columbia, CN	100%
OTC RX (ONTARIO) LLC	Delaware	100%
OUI CHEF (MULTI) GP LLC	Delaware	100%
OUI CHEF (MULTI) LP	Delaware	100%
Overtape (CA) QRS 15-14, Inc.	Delaware	100%
OX (AL) LLC	Delaware	100%
OX-GP (AL) QRS 15-15, Inc.	Delaware	100%
Pacpress (IL-MI) QRS 16-114, Inc.	Delaware	100%
Pallet (FRA) SARL	France	100%
Palm Bay Storage 18 (FL) LLC	Delaware	100%
Panama Storage 18 (FL) LLC	Delaware	100%
Panel (UK) QRS 14-54, Inc.	Delaware	100%

5.4-15

Paper Limited Liability Company	Delaware	100%
Parts (DE) QRS 14-90, Inc.	Delaware	100%
PDC Industrial Center 83 Sp. z o.o.	Poland	100%
Pem (MN) QRS 15-39, Inc.	Delaware	100%
Pend (WI) LLC	Delaware	100%
Pend II (OH-IN) LLC	Delaware	100%
PERFECT STORM (UT) LLC	Delaware	100%
PET(TX)GP QRS 11-62, INC.	Delaware	100%
Pet(TX) LP	Delaware	100%
Pet(TX) Trust	Maryland	100%
Pewaukee Development, LLC	Wisconsin	100%
PG (Multi-16) L.P.	Delaware	100%
PG (Multi-16) QRS 16-7, Inc.	Delaware	100%
PG (Multi-16) Trust	Maryland	100%
PG-Ben (CAN) QRS 16-9, Inc.	Delaware	100%
PG-Nom (Alberta), Inc.	Canada	100%
PILDRAX INVEST, S.L.	Spain	90%
Pipe Portfolio GP LLC	Delaware	100%
Pipe Portfolio Owner (Multi) LP	Delaware	100%
Pipes (UK) QRS 16-59, Inc.	Delaware	100%
Plants (Sweden) QRS 16-13, Inc.	Delaware	100%
Plants Shareholder (Sweden) QRS 16-15, Inc.	Delaware	100%
Plastic (DE) Limited Partnership	Delaware	100%
Plastic (DE) QRS 15-56, Inc.	Delaware	100%
Plastic (DE) Trust	Maryland	100%
Plastic II (IL) LLC	Delaware	100%
Plastic II (IL) QRS 16-27, Inc.	Delaware	100%
Plastix (WI) LLC	Delaware	100%
Plates (DE) QRS 14-63, Inc.	Delaware	100%
Pleasant Hill GL 18 (FL) LLC	Delaware	100%
Pleasant Hill Storage 18 (FL) LLC	Delaware	100%
Pliers (DE) Trust	Maryland	100%
Plum (DE) QRS 15-67, Inc.	Delaware	100%
Pol (NC) QRS 15-25, Inc.	Delaware	100%
Pol-Beaver LLC	Delaware	100%
Pold (GER) QRS 16-133 LLC	Delaware	100%
Pole Landlord (LA-TX) LLC	Delaware	100%
Polkinvest Sprl	Belgium	100%
Poly (Multi) Limited Partnership	Delaware	100%
Poly GP (Multi) QRS 16-35, Inc.	Delaware	100%
Poly LP (MD) Trust	Maryland	100%

5.4-16

Pompano Storage 18 (FL) LLC	Delaware	100%
Popcorn (TX) QRS 14-43, Inc.	Delaware	100%
Portland Storage 18 (OR) LLC	Delaware	100%
Ports (Finland) LLC	Delaware	100%
Ports (Finland) QRS 16-63, Inc.	Delaware	100%
PRA (OH) LLC	Delaware	100%
Primo (MS) QRS 16-94, Inc.	Delaware	100%
Print (WI) QRS 12-40, Inc.	Wisconsin	100%
Projector (FL) QRS 14-45, Inc.	Delaware	100%
Pump (MO) QRS 14-52, Inc.	Delaware	100%
PWE (Multi) QRS 14-85, Inc.	Delaware	100%
QRS 10-1 (ILL), Inc.	Illinois	100%
QRS 10-18 (FL), LLC	Delaware	100%
QRS 11-2 (AR), LLC	Delaware	100%
QS ARK (DE) QRS 15-38, Inc.	Delaware	100%
RACO (AZ) LLC	Delaware	100%
RACO TWO (AZ) LLC	Delaware	100%
Rails (UK) QRS 15-54, Inc.	Delaware	100%
Randolph/Clinton Limited Partnership	Delaware	100%
Rankin Storage 18 (TX) LLC	Delaware	100%
Rankin Storage Owner 18 (TX) LP	Delaware	100%
REDEALER (NJ-PA) LLC	Delaware	100%
Redrock Storage 18 (NV) LLC	Delaware	100%
Rehoboth Storage 18 (DE) LLC	Delaware	100%
REIT Brickan AB	Sweden	100%
RI(CA) QRS 12-59, Inc.	Delaware	100%
RII (CA) QRS 15-2, Inc.	Delaware	100%
Ring Spin (GA) LLC	Delaware	100%
RRD (IL) LLC	Delaware	100%
Rubbertex (TX) QRS 16-68, Inc.	Delaware	100%
Rush It LLC	Delaware	100%
RV GOING TO THE MALL (IN) LLC	Delaware	100%
SAB (IA) LLC	Delaware	100%
SALE-LEAFBACK (MN) LLC	Delaware	100%
Salted Peanuts (LA) QRS 15-13, LLC	Delaware	100%
SBOP INVESTOR LLC	Delaware	100%
SBPROP INVESTOR LLC	Delaware	100%
SCHNEI-ELEC (MA) LLC	Delaware	100%
Schobi (Ger-Pol) LLC	Delaware	100%
Sealtex (DE) QRS 16-69, Inc.	Delaware	100%
Sebastian Storage 18 (FL) LLC	Delaware	100%

5.4-17

Sekeslog 17 UAB	Lithuania	100%
SF(TX)GP QRS 11-61, INC.	Delaware	100%
SF(TX) LP	Delaware	100%
SF(TX) Trust	Maryland	100%
SFC (TN) QRS 11-21, Inc.	Tennessee	100%
SFCO (GA) QRS 16-127, INC.	Delaware	100%
SFT INS (TX) LLC	Delaware	100%
Shaq (DE) QRS 15-75, Inc.	Delaware	100%
Shelborne Operating Associates, LLC	Delaware	100%
Shelborne Property Associates LLC	Delaware	100%
Shep (KS-OK) QRS 16-113, Inc.	Delaware	100%
SHOTS-ORL (FL) LLC	Delaware	100%
Shovel Management GmbH	Germany	100%
SIA Baltic Retail Properties Latvia	Latvia	70%
SINGLE USE (MULTI) LLC	Delaware	100%
SM(NY) QRS 14-93, Inc.	Delaware	100%
Smalvollveien 65 Eiendom AS	Norway	91.10%
Smalvollvn 65 ANS	Norway	91.10%
SNAP INTO (IN) LLC	Delaware	100%
SOUPER (NY) LLC	Delaware	100%
South East Asia Pacific Holdings Ltd.	British Virgin Islands	100%
Southeast Storage 17 (Multi) LLC	Delaware	100%
SP Label (TN) LLC	Delaware	100%
SPARE ME (MULTI) LLC	Delaware	100%
Sparky's Storage 18 (CA) LP	Delaware	100%
Sparky's Storage GP 18 (CA) LLC	Delaware	100%
Speed (NC) QRS 14-70, Inc.	Delaware	100%
Spencer Storage 18 (MO) LLC	Delaware	100%
ST(TX)GP QRS 11-63, INC.	Delaware	100%
ST(TX) LP	Delaware	100%
ST(TX) Trust	Maryland	100%
State Road Storage 18 (FL) LLC	Delaware	100%
Steels (UK) QRS 16-58, Inc.	Delaware	100%
Steely Dan (WI) LLC	Delaware	100%
STOCKSANDEN, S.L.	Spain	100%
Stone Cold (CA) LP	Delaware	100%
Stone Cold GP (CA) LLC	Delaware	100%
Stone Oak 17 (TX) LLC	Delaware	100%
Storage 18 ES Account (DE) LLC	Delaware	100%
Stor-Move UH 14 Business Trust	Massachusetts	100%
Stor-Move UH 15 Business Trust	Massachusetts	100%

5.4-18

Stor-Move UH 16 Business Trust	Massachusetts	100%
Stradella Sp. z o.o.	Poland	100%
STRUCK OIL (MULTI) LLC	Delaware	100%
Sun (SC) QRS 12-68, Inc.	Delaware	100%
Sun Two (SC) QRS 12-69, Inc.	Delaware	100%
Sunpro (KY) LLC	Delaware	100%
Suspension (DE) QRS 15-1, Inc.	Delaware	100%
SW Chicago Storage 18 (IL) LLC	Delaware	100%
Tallahassee Storage 18 (FL) LLC	Delaware	100%
TASTY KALE (UT) LLC	Delaware	100%
TDG Cold 17-14 B.V.	Netherlands	100%
Tech (GER) 17-1 B.V.	Netherlands	100%
Tech (GER) QRS 16-144, Inc.	Delaware	100%
Tech Landlord (GER) LLC	Delaware	100%
Teeth Finance (Finland) QRS 16-106, Inc.	Delaware	100%
Teeth Landlord (Finland) LLC	Delaware	100%
Teeth Member (Finland) QRS 16-107, Inc.	Delaware	100%
Telegraph (MO) LLC	Delaware	100%
Telegraph Manager (MO) WPC, Inc.	Delaware	100%
Temecula Storage 18 (CA) LP	Delaware	100%
Temecula Storage GP 18 (CA) LLC	Delaware	100%
TENACIOUS HOLDINGS ULC	Canada	100%
TENACIOUS NOMINEE CORP.	Canada	100%
Tenacious WPC (Multi) LLC	Delaware	100%
Terrier (AZ) QRS 14-78, Inc.	Delaware	100%
Tfarma (CO) QRS 16-93, Inc.	Delaware	100%
THAT'S A WRAP (WI) LLC	Delaware	100%
Third Avenue Self Storage NYC, LLC	Delaware	100%
Three Aircraft Seats (DE) Limited Partnership	Delaware	100%
THREE AMIGOS (US MULTI) LLC	Delaware	100%
Three Cabin Seats (DE) LLC	Delaware	100%
TICKTOCK (TX-PA) LLC	Delaware	100%
Tissue SARL	France	100%
Toner (DE) QRS 14-96, Inc.	Delaware	100%
Toolbelt (PA-SC) LLC	Delaware	100%
Toolbox (MX) LLC	Delaware	100%
TOOL TIME (WV) LLC	Delaware	100%
TOOTH FAIRY (IL) LLC	Delaware	100%
Tower (DE) QRS 14-89, Inc.	Delaware	100%
Tower 14 (DE)	Maryland	100%
Townline Storage 17 (IL) LLC	Delaware	100%

5.4-19

Toys (NE) QRS 15-74, Inc.	Delaware	100%
Trinity UK Holding II Limited	United Kingdom	100%
Trinity WPC (Manchester) Limited	United Kingdom	100%
Trinity WPC (UK) Limited	United Kingdom	100%
Trinity WPC (UK) LLC	Delaware	100%
TRUCKIN' (IL) LLC	Delaware	100%
Truth (MN) LLC	Delaware	100%
Trucks (France) SARL	France	100%
TR-VSS (MI) QRS 16-90, Inc.	Delaware	100%
TSO-Hungary Kft.	Hungary	100%
Turbo Headquarters (TX) LLC	Delaware	100%
Two Notch Storage 18 (SC) LLC	Delaware	100%
UH Storage (DE) Limited Partnership	Delaware	100%
UH Storage GP (DE) QRS 15-50, Inc.	Delaware	100%
UK Panel LLC	Delaware	100%
Under Pressure (Multi) LLC	Delaware	100%
Uni-Tech (CA) QRS 15-64, Inc.	Delaware	100%
Uni-Tech (PA) QRS 15-51, Inc.	Delaware	100%
Uni-Tech (PA) QRS 15-63, Inc.	Delaware	100%
Uni-Tech (PA) Trust	Maryland	100%
Uni-Tech (PA), L.P.	Delaware	100%
URubber (TX) Limited Partnership	Delaware	100%
USHOLL (MI) LLC	Delaware	100%
USO Landlord (TX) LLC	Delaware	100%
UTI-SAC (CA) QRS 16-34, Inc.	Delaware	100%
Valrico Storage 18 (FL) LLC	Delaware	100%
Vellam Investments sp z o.o.	Poland	100%
Venice (CA) LP	Delaware	100%
Veritas Group IX - NYC, LLC	Delaware	100%
Vinyl (DE) QRS 14-71, Inc.	Delaware	100%
VIPER 63 (NV) LLC	Delaware	100%
VIPER LB 63 (NV) LLC	Delaware	100%
VIPER LENDER 63 (NV) LLC	Delaware	100%
W. P. Carey & Co. B.V.	Netherlands	100%
W.P. Carey & Co. Limited	United Kingdom	100%
W. P. Carey International LLC	Delaware	100%
W. P. Carey Management LLC	Delaware	100%
W. P. Carey Property Investor LLC	Delaware	100%
Wadd-II (TN) LP	Delaware	100%
Wadd-II General Partner (TN) QRS 15-19, INC.	Delaware	100%
Wallers (Multi) LLC	Delaware	100%

5.4-20

Wals (IN) LLC	Delaware	100%
Weg (GER) QRS 15-83, Inc.	Delaware	100%
Wegell GmbH & Co. KG	Germany	100%
Wegell Verwaltungs GmbH	Germany	100%
West Farms Self Storage NYC Mezz, LLC	Delaware	100%
West Farms Self Storage NYC, LLC	Delaware	100%
WGN (GER) LLC	Delaware	100%
WGN 15 Holdco (GER) QRS 15-98, Inc.	Delaware	100%
WGN 15 Member (GER) QRS 15-99, Inc.	Delaware	100%
WGS (Multi) LLC	Delaware	100%
Wheeler Dealer 17 Multi, LLC	Delaware	100%
Wheeler Mezzanine JV (DE) LLC	Delaware	99.966%
WILLFA (IL) LLC	Delaware	100%
Willow Festival Annex Property Owners Association	Illinois	100%
WILSON NEIGHBOR (IL) LLC	Delaware	100%
Windough (DE) LP	Delaware	100%
Windough Lot (DE) LP	Delaware	100%
Wireless (TX) LP	Delaware	100%
Wireline (TX) QRS 14-83, Inc.	Delaware	100%
Wlgrn (NV) LLC	Delaware	100%
Wolv (DE) Limited Partnership	Delaware	100%
Wolv Trust, a Maryland Business Trust	Maryland	100%
Work (GER) QRS 16-117, Inc.	Delaware	100%
WPC 17 Adler GmbH & Co. KG	Germany	100%
WPC 17 Adler Verwaltungs GmbH	Germany	100%
WPC 17 Green Sp. z o. o.	Poland	100%
WPC 17 Polk Sp. z o.o.	Poland	100%
WPC Adler 17-31 B.V.	Netherlands	100%
WPC Agro I 17-13 B.V.	Netherlands	100%
WPC Agro II 17-17 B.V.	Netherlands	100%
WPC Agro 5 d.o.o.	Croatia	100%
WPC App 1 AS (f/k/a Inceptum 804 AS)	Norway	100%
WPC App 2 AS (f/k/a Inceptum 805 AS)	Norway	100%
WPC AX Sp. z o.o.	Poland	100%
WPC Barca 18-22 B.V.	Netherlands	90%
WPC BILLBOARD LENDER LLC	Delaware	100%
WPC Blade SCI	France	100%
WPC Boavista 18-27 B.V.	Netherlands	90%
WPC Cardiff 18-8 B.V.	Netherlands	100%
WPC Cardiff TRS 18-31 B.V.	Netherlands	100%
WPC Cardiff Student Housing 18-25 B.V.	Netherlands	100%

5.4-21

WPC CM6-Hotel Manager, LLC	Delaware	100%
WPC Coimbra 18-21 B.V.	Netherlands	90%
WPC Crown Colony (MA) LLC	Delaware	100%
WPC Cube Czech s.r.o.	Czech Republic	100%
WPC Deville Denmark ApS	Denmark	100%
WPC DF Denmark ApS	Denmark	100%
WPC DF III Denmark ApS	Denmark	100%
WPC DISPLAY OWNER (MULTI) LLC	Delaware	100%
WPC Drunen 17-27 B.V.	Netherlands	100%
WPC Eurobond B.V.	Netherlands	100%
WPC EXCH BUYERSBURG (IN) LLC	Delaware	100%
WPC EXCH Morrisville Landlord (NC) LLC (fka WPC EXCH PPD (NC) LLC)	Delaware	100%
WPC Exch Sublandlord (DE) LLC	Delaware	100%
WPC Fau Czech sro	Czech Republic	100%
WPC FINANCING GP INC.	Delaware	100%
WPC FINANCING LP	Delaware	100%
WPC FM Czech s.r.o.	Czech Republic	100%
WPC FM Slovakia s.r.o.	Slovakia	100%
WPC FriesCamp 17-30 B.V.	Netherlands	100%
WPC Gam Holding B.V.	Netherlands	100%
WPC GELSENKIRCHEN 17-33 B.V.	Netherlands	100%
WPC GP LLC	Maryland	100%
WPC Granada II 18-20 B.V.	Netherlands	90%
WPC Hamburg 18-12 B.V.	Netherlands	100%
WPC Holdco LLC	Maryland	100%
WPC Hornbachplatz 1 GmbH	Austria	100%
WPC Infin 18 GmbH & Co. KG	Germany	100%
WPC Infin 18 Verwaltungs GmbH	Germany	100%
WPC Infin 18-4 B.V.	Netherlands	100%
WPC International Holding and Financing LLC	Delaware	100%
WPC International Holding LP	Delaware	100%
WPC Jumb 17-19 B.V.	Netherlands	100%
WPC KEN SCI	France	100%
WPC LER SCI	France	100%
WPC Lipowy Sp. z o.o.	Poland	100%
WPC Leo 17-38 B.V.	Netherlands	100%
WPC MAN Denmark ApS (fka Opus Greve Invest ApS)	Denmark	100%
WPC MAN-Strasse 1 GmbH	Austria	100%
WPC Meru SCI	France	100%
WPC NatExp 17-9 B.V.	Netherlands	100%
WPC Noki Sp. z o.o.	Poland	100%

5.4-22

WPC Pan-European Holding Cooperatief U.A.	Netherlands	100%
WPC Pola Sp. z o.o.	Poland	100%
WPC Portsmouth 18-17 B.V.	Netherlands	100%
WPC Portsmouth Student Housing 18-26 B. V.	Netherlands	100%
WPC Portsmouth TRS 18-30 B.V.	Netherlands	100%
WPC PR6 (CO) LLC	Delaware	100%
WPC PR6 OPT (CO) LLC	Delaware	100%
WPC QBE Manager, LLC	Delaware	100%
WPC Rab 18-11 B.V.	Netherlands	100%
WPC REIT ADMIR 8 B.V.	Netherlands	100%
WPC REIT AXL 39 B.V.	Netherlands	100%
WPC REIT Cargo 4 B.V.	Netherlands	100%
WPC REIT DS 43 B.V.	Netherlands	100%
WPC REIT Fau 42 B.V.	Netherlands	100%
WPC REIT Financing B.V.	Netherlands	100%
WPC REIT Gam 21 B.V.	Netherlands	100%
WPC REIT Gam 22 B.V.	Netherlands	100%
WPC REIT Gam 23 B.V.	Netherlands	100%
WPC REIT Gam 24 B.V.	Netherlands	100%
WPC REIT Gam 25 B.V.	Netherlands	100%
WPC REIT HF Sp. z o.o.	Poland	100%
WPC REIT INEEDATOW 47 B.V.	Netherlands	100%
WPC REIT Kampen 29 B.V.	Netherlands	100%
WPC REIT Kar 26 B.V.	Netherlands	100%
WPC REIT MAN 16 B.V.	Netherlands	100%
WPC REIT Merger Sub Inc.	Maryland	100%
WPC REIT MX-AB 19 B.V.	Netherlands	100%
WPC REIT MX-AB 37 TRS B.V.	Netherlands	100%
WPC REIT NEWCO B.V.	Netherlands	100%
WPC REIT Nipp 13 B.V.	Netherlands	100%
WPC REIT Npow 17 B.V.	Netherlands	100%
WPC REIT PD 12 B.V.	Netherlands	100%
WPC REIT PeRo 40 B.V.	Netherlands	100%
WPC REIT Pend 14 B.V.	Netherlands	100%
WPC REIT Rock Sp. z o. o	Poland	100%
WPC REIT Sant 5 B.V.	Netherlands	100%
WPC Seville 18-28 B.V.	Netherlands	75%
WPC REIT Son 30 B.V.	Netherlands	100%
WPC REIT Son 31 B.V.	Netherlands	100%
WPC REIT Son 32 B.V.	Netherlands	100%
WPC REIT Son 33 B.V.	Netherlands	100%

5.4-23

WPC REIT Son 34 B.V.	Netherlands	100%
WPC REIT Ster B.V.	Netherlands	100%
WPC REIT Stretch 41 B.V.	Netherlands	100%
WPC REIT TRS 27 B.V. (fka WPC REIT DF 27 B.V.)	Netherlands	100%
WPC REIT UP 46 B.V.	Netherlands	100%
WPC REIT VAC 44 B.V.	Netherlands	100%
WPC REIT Vert (BE) Srl	Belgium	100%
WPC REIT VM 28 B.V.	Netherlands	100%
WPC REIT VM (BE) B.V.	Belgium	100%
WPC REIT VM II 48 B.V.	Netherlands	100%
WPC REIT Wait 45 B.V.	Netherlands	100%
WPC Shaft (GER) LLC (fka LINDEN (GER) LLC)	Delaware	100%
WPC Smalvollveien Holding AS	Norway	100%
WPC Smalvollveien Purchaser AS	Norway	90.10%
WPC Smucker Manager, LLC	Delaware	100%
WPC Star Denmark ApS	Denmark	100%
WPC Starbuilders Sweden AB	Sweden	100%
WPC Storage TRS 18-1 (DE) Inc.	Delaware	100%
WPC Swansea 18-24 B.V.	Netherlands	97%
WPC Swansea Student Housing 18-33 B.V.	Netherlands	97%
WPC Swansea TRS 18-32 B.V.	Netherlands	97%
WPC Tesc 17-3 B.V.	Netherlands	100%
WPC VM III 17-40 B.V.	Netherlands	100%
WPC Voam 18-6 B.V.	Netherlands	100%
WPC VUL SCI	France	100%
WPC WGN 17-2 B.V.	Netherlands	100%
WPC-CPA:18 Holdings, LLC	Delaware	100%
Wrench (DE) Limited Partnership	Delaware	100%
Wrench (DE) QRS 15-31, Inc.	Delaware	100%
Wrench (DE) Trust	Maryland	100%
Wyckoff Self Storage NYC Mezz, LLC	Delaware	100%
Wyckoff Self Storage NYC, LLC	Delaware	100%
XPD (NJ) LLC	Delaware	100%
XPD Member (NJ) QRS 16-12, Inc.	Delaware	100%
You Scream (PA) LLC	Delaware	100%
YOURE IT (TN) LLC	Delaware	100%
Zakup Agro 4 d.o.o.	Croatia	100%
Zerega Self Storage NYC Mezz, LLC	Delaware	100%
Zerega Self Storage NYC, LLC	Delaware	100%

5.4-24

(ii)	Company’s Directors and Senior Officers:

Directors

Mark A. Alexander

Constantin H. Beier

Tonit M. Calaway

Peter J. Farrell

Robert J. Flanagan

Jason E. Fox

Jean Hoysradt

Margaret G. Lewis

Christopher J. Niehaus

Nick J.M. van Ommen

Senior Officers

Jason E. Fox	Chief Executive Officer
Brooks G. Gordon	Managing Director, Head of Asset Management
John J. Park	President
Gino M. Sabatini	Managing Director, Head of Investments
ToniAnn Sanzone	Chief Financial Officer

5.4-25

Schedule 5.5

Financial Statements

The following audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022, and available on EDGAR:

•	consolidated balance sheets as of December 31, 2021, and 2020;

•	consolidated statements of income for the years ended December 31, 2021, 2020, and 2019;

•	consolidated statements of comprehensive income (loss) for the years ended December 31, 2021, 2020, and 2019;

•	consolidated statements of equity at January 1, 2021, 2020, and 2019; and

•	consolidated statements of cash flows for the years ended December 31, 2021, 2020, and 2019.

SCHEDULE 5.5

(to Note Purchase Agreement)

Schedule 5.15 Existing Indebtedness of the Company and its Subsidiaries

DESCRIPTION OF	INTEREST	FINAL	OUTSTANDING
INDEBTEDNESS	RATE(S)[2]	MATURITY[3]	PRINCIPAL AMOUNT
2022 Non -Recourse Mortgages	4.25%	Oct-22	$122,989,571
2023 Non -Recourse Mortgages	3.59	Jul-23	423,339,137
2024 Non -Recourse Mortgages	3.42	May-24	291,953,229
2025 Non-Recourse Mortgages	4.35	Jun-25	384,721,336
2026 Non-Recourse Mortgages	4.90	Apr-26	118,481,175
2027 Non-Recourse Mortgages	4.25	Dec-27	21,450,000
2031 Non -Recourse Mortgages	6.00	Sep-31	3,045,788
2039 Non -Recourse Mortgages	5.25	Apr-39	2,648,517
Senior Unsecured Notes (USD)	4.60	Apr-24	500,000,000
Senior Unsecured Notes (EUR)	2.25	Jul-24	519,350,000
Senior Unsecured Notes (USD)	4.00	Feb-25	450,000,000
Senior Unsecured Notes (EUR)	2.25	Apr-26	519,350,000
Senior Unsecured Notes (USD)	4.25	Oct-26	350,000,000
Senior Unsecured Notes (EUR)	2.13	Apr-27	519,350,000
Senior Unsecured Notes (EUR)	1.35	Apr-28	519,350,000
Senior Unsecured Notes (USD)	3.85	Jul-29	325,000,000
Senior Unsecured Notes (EUR)	0.95	Jun-30	545,317,500
Senior Unsecured Notes (USD)	2.40	Feb-31	500,000,000
Senior Unsecured Notes (USD)	2.45	Feb-32	350,000,000
Senior Unsecured Notes (USD)	2.25	Apr-33	425,000,000
Unsecured Tenn Loan	1.68	Feb-25	550,107,953
Unsecured ReYohing Credit Facility[4]	1.43	Feb-25	417,454,676
TOTAL PRO RATA DEBT	2 .73%	Feb-27	$7,858,908,883

1Schedule reflects combined debt balances of W. P. Carey Inc. and Corporate Property Associates 18 - Global Incorporated ("CPA: 18") as of June 30, 2022.

2Interest rates for non-recourse mortgages reflect weighted average of all non-recourse mortgage interest rates.

3Final maturities for non-recourse mortgages reflect weighted average of all non-recourse mortgage maturity dates.

4Excludes approximately $700 million drawn post-quarter end to fund acquisitions, including the merger with CPA :18, and general corporate purposes. Does not adjust for in process dispositions related to the CPA :18 transaction and $586 million of forward equity available to be settled as of June 30, 2022.

SCHEDULE 5.15

(to Note Purchase Agreement)

Description of Initial Swap Agreements

[The Initial Swap Agreements entered into have been provided to the Company separately pursuant to Section 8.6 of this Agreement prior to Closing.]

PURCHASER SCHEDULE

(to Note Purchase Agreement)

W.P. Carey Inc.

One Manhattan West, 395 9th Avenue, 58th Floor

New York, New York

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased